Exhibit 99

TABLE OF CONTENTS

FORM C-AR	2

ABOUT THIS FORM C-AR	3

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS	5

OTHER INFORMATION	5

Bad Actor Disclosure	5

SIGNATURE	6

EXHIBIT A	7

SUMMARY	7

The Company	7
The Business	7

RISK FACTORS	9

Risks Related to the Company’s Business and Industry	9

BUSINESS	29

Description of the Business	29
Business Plan	29
Competition	31
Intellectual Property	32
Governmental/Regulatory Approval and Compliance	32
Litigation	32

DIRECTORS, OFFICERS, AND MANAGERS	33

Indemnification	34
Employees	34

CAPITALIZATION, DEBT AND OWNERSHIP	35

Capitalization	35
Outstanding Capital Stock	35
Outstanding Options, Safes, Offerings	35
Ownership	37

FINANCIAL INFORMATION	38

Operations	38
Cash and Cash Equivalents	38
Liquidity and Capital Resources	38
Capital Expenditures and Other Obligations	38
Valuation	38
Material Changes and Other Information	38
Previous Offerings of Securities	39

TRANSACTIONS WITH RELATED PERSONS AND CONFLICTS OF INTEREST	39

EXHIBIT B	40

FINANCIALS	40

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April 21, 2022

FORM C-AR

(for Fiscal Year 2021)

JANOVER INC.

This Form C-AR (including the cover page and all exhibits attached hereto, the "Form C-AR”) is being furnished by Janover Inc., a Delaware corporation (“Janover,” the “Company,” as well as references to "we," "us," or "our") for the sole purpose of providing certain information about the Company as required by the Securities and Exchange Commission ("SEC").

No federal or state securities commission or regulatory authority has passed upon the accuracy or adequacy of this document. The U.S. Securities and Exchange Commission does not pass upon the accuracy or completeness of any disclosure document or literature. The Company is filing this Form C-AR pursuant to Regulation CF (§ 227.100 et seq.) which requires that it must file a report with the Commission annually and post the report on its website at www.janover.ventures no later than 120 days after the end of each fiscal year covered by the report. The Company may terminate its reporting obligations in the future in accordance with Rule 202(b) of Regulation CF (§ 227.202(b)) by 1) being required to file reports under Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended, 2) filing at least one annual report pursuant to Regulation CF and having fewer than 300 holders of record, 3) filing annual reports for three years pursuant to Regulation CF and having assets equal to or less than $10,000,000, 4) the repurchase of all the Securities sold pursuant to Regulation CF by the Company or another party, or 5) the liquidation or dissolution of the Company.

The date of this Form C-AR is April 21, 2022.

THIS FORM C-AR DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR SELL SECURITIES.

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ABOUT THIS FORM C-AR

You should rely only on the information contained in this Form C-AR. We have not authorized anyone to provide you with information different from that contained in this Form C-AR. You should assume that the information contained in this Form C-AR is accurate only as of the date of this Form C-AR, regardless of the time of delivery of this Form C-AR. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other document are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This Form C-AR and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form C-AR are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this Form C-AR and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form C-AR, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Any forward-looking statement made by the Company in this Form C-AR, or any documents incorporated by reference herein or therein speaks only as of the date of this Form C-AR. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

OTHER INFORMATION

The Company has not failed to comply with the ongoing reporting requirements of Regulation CF § 227.202 in the past.

Bad Actor Disclosure

The Company is not subject to any Bad Actor Disqualifications under any relevant U.S. securities laws.

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SIGNATURE

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form C-AR and has duly caused this Form to be signed on its behalf by the duly authorized undersigned.

/s/ Blake Janover
Blake Janover
Chief Executive Officer

I, Blake Janover, the Chief Executive Officer of Janover Inc., certify that the financial statements of Janover Inc. included in this Form are true and complete in all material respects.

/s/ Blake Janover
Blake Janover
Director
April 21, 2022

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), this Form C-AR has been signed by the following persons in the capacities and on the dates indicated.

/s/ Blake Janover
Blake Janover
Director
April 21, 2022

Instructions.

1.       The form shall be signed by the issuer, its principal executive officer or officers, its principal financial officer, its controller or principal accounting officer and at least a majority of the board of directors or persons performing similar functions.

2.       The name of each person signing the form shall be typed or printed beneath the signature. Intentional misstatements or omissions of facts constitute federal criminal violations. See 18 U.S.C. 1001.

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EXHIBIT A

ANNUAL REPORT

(EXHIBIT A TO FORM C-AR)

April 21, 2022

JANOVER INC.

SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this Form C-AR. This summary may not contain all of the information that may be important to you. You should read this entire Form C-AR carefully, including the matters discussed under the section titled “Risk Factors.”

The Company

Janover Inc. provides an app that connects borrowers and lenders and was incorporated in Delaware as a corporation on November 28, 2018. The Company was originally formed as Janover Ventures, LLC, a Florida limited liability company and converted to a Delaware corporation on March 9, 2021.

We are headquartered at 6401 Congress Ave Ste 250 Boca Raton Florida 33487, United States. The Company’s website is https://janover.ventures.

The Company conducts business in the United States, and sells products and services in Delaware and through the internet throughout the United States.

A description of our products, services and business plan can be found on the Company’s profile page on the Intermediary’s website under https://ir.janover.ventures. The information on or through our website is not a part of this Form C-AR.

The Business

We are an employee-centric organization, laser-focused on delivering maximum value at scale to commercial borrowers and lenders, and as a byproduct, long-term value to our shareholders. We provide technology that connects commercial mortgage borrowers looking for debt to refinance, build, or buy commercial property including apartment buildings to commercial property lenders (including banks, credit unions, REITs, debt funds, and more) looking to deploy capital into commercial mortgages. We believe, as we scale, that we can use the same technology to provide similar services across the commercial property and small business value chain.

We have developed a flexible, two-sided, b2b fintech marketplace that connects commercial mortgage borrowers and lenders, with a human touch. Commercial property owners, operators, and developers can quickly create an account on our platform, setting up their own profile and submit and manage loan requests on their dashboard using our in a fully digital commercial mortgage loan process or experience. Our algorithms automatically match borrowers to their best loan option(s) or to our internal capital markets advisors that triage all the options on behalf of the borrower guide the borrower through the process and connect them with the right loan product and lender. Originators that work at commercial mortgage lenders can log in and use their lender portal to view, sort, and engage with their new matches in real-time and communicate with the borrowers, tracking their loans right through our portal. Capital markets advisors that work internally have their own interface that gives them access to targeted loan opportunities empowering them to help borrowers manage their choices, leading to the best possible outcomes for both lenders and borrowers while building trust; all of which enhances our brand.

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RISK FACTORS

Investing in the Securities involves a high degree of risk and may result in the loss of your entire investment. Before making an investment decision with respect to the Securities, we urge you to carefully consider the risks described in this section and other factors set forth in this Form C-AR. In addition to the risks specified below, the Company is subject to same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. Prospective Investors should consult with their legal, tax and financial advisors prior to making an investment in the Securities. The Securities should only be purchased by persons who can afford to lose all of their investment.

Risks Related to the Company’s Business and Industry

We are and may continue to be significantly impacted by the worldwide economic downturn due to the COVID-19 pandemic.

In December 2019, a novel strain of coronavirus, or COVID-19, was reported to have surfaced in Wuhan, China. COVID-19 spread globally and was declared to be a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have resulted in severe travel restrictions and social distancing of varying intensities during different time periods. The impacts of the outbreak continue to evolve. A widespread health crisis has adversely affected and could continue to affect the global economy, resulting in an economic downturn that could negatively impact the value of the Company’s shares and investor demand for shares generally.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase our cost of capital and adversely affect our ability to access the capital markets in the future. It is possible that the continued spread of COVID-19 could cause a further economic slowdown or recession or cause other unpredictable events, each of which could adversely affect our business, results of operations or financial condition. The extent to which COVID-19 affects our financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the outbreak or treat its impact, among others. Moreover, the COVID-19 outbreak has had and may continue to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.

We are an early-stage company with a limited operating history upon which you can evaluate our performance, and accordingly, our prospects must be considered in light of the risks that any new company encounters.

The Company was formed in 2018 and subsequently filed a certificate of conversion from a Florida Limited Liability Company to a Delaware Corporation before the Delaware Secretary of State on March 9, 2021, pursuant to Section 265 of the Delaware General Corporation Law. We now operate as a “C” corporation formed under the laws of the State of Delaware. Accordingly, the Company has a limited history upon which an evaluation of its performance and future prospects can be made. There can be no assurance that we will ever operate profitably. Our current and proposed operations are subject to all the business risks associated with new enterprises. The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties. These include likely fluctuations in operating results as the Company reacts to developments in its market, managing its growth and the entry of competitors into the market. We will only be able to pay dividends on any shares once our directors determine that we are financially able to do so.

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We may need additional funding in the future, and if we are unable to raise capital when needed, we may be forced to delay, reduce or eliminate products, programs, commercial efforts, or sales efforts. Developing products and marketing developed products is costly. We may need to raise substantial additional capital in the future in order to execute our business plan and help us and our collaboration partners fund the development and commercialization of our products.

We intend to finance future cash needs through public or private equity offerings, debt financings, or strategic collaboration and licensing or royalty arrangements. Our stockholders may consequently experience additional dilution, and debt financing, if available, may involve restrictive covenants and high interest. Regarding accessing additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to our products, processes, and technologies or to grant licenses on terms not necessarily favorable to us. If adequate funds are not available from the foregoing sources, we may consider additional strategic financing options, including sales of assets, or we may be required to delay, reduce the scope of, or eliminate one or more of our research or development programs, or curtail some of our commercialization efforts of our operations. We may seek to access the public or private equity markets whenever conditions are favorable, even if we do not have an immediate need for additional capital.

Any valuation of the Company at this stage is difficult to assess. The valuation was established by the company which is a potential conflict of interest with investors.

The valuation for the offering was established by the Company. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially startups, such as ours, is difficult to assess and you may risk overpaying for your investment.

We are subject to concentration risk.

During 2020 the largest five lenders on the Company’s platform generated 88% of revenue, with the largest of the five providing 45% of revenue. During the 2019 the largest four lenders on the Company’s platform generated 91% of total revenue, with the largest lender providing 73% of revenue. The loss of one these lenders could adversely affect the Company’s revenue.

We are reliant on one main type of service and some of our products are still in prototype phase and might never be operational products.

All of our current services are variants on one type of service, providing a platform for commercial mortgage financing. Although we are testing additional products, our revenues are therefore dependent upon the market for commercial mortgage financing.

The development and commercialization of our products is highly competitive.

We face competition with respect to any products that we may seek to develop or commercialize in the future. Our competitors include major companies in the Unites States. Many of our competitors have significantly greater financial, technical, and human resources than we have and superior expertise in research and development and marketing approved products and thus may be better equipped than us to develop and commercialize products. These competitors also compete with us in recruiting and retaining qualified personnel and acquiring technologies. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Accordingly, our competitors may commercialize products more rapidly or effectively than we are able to, which would adversely affect our competitive position, the likelihood that our products and services will achieve initial market acceptance and our ability to generate meaningful additional revenues from our products.

We must correctly predict, identify, and interpret changes in consumer preferences and demand, offer new products to meet those changes, and respond to competitive innovation.

Consumer preferences may result in the need for our products to change continually. Our success depends on our ability to predict, identify, and interpret the tastes and habits of consumers and to offer products that appeal to consumer preferences. If we do not offer products that appeal to consumers, our sales and market share will decrease. We must distinguish between short-term fads, mid-term trends, and long-term changes in consumer preferences. If we do not accurately predict which shifts in consumer preferences will be long-term, or if we fail to introduce new and improved products to satisfy those preferences, our sales could decline. If we fail to expand our product offerings successfully across product categories, or if we do not rapidly develop products in faster growing and more profitable categories, demand for our products could decrease, which could materially and adversely affect our product sales, financial condition, and results of operations. In addition, achieving growth depends on our successful development, introduction, and marketing of innovative new products and line extensions. Successful innovation depends on our ability to correctly anticipate customer and consumer acceptance, to obtain, protect and maintain necessary intellectual property rights, and to avoid infringing the intellectual property rights of others and failure to do so could compromise our competitive position and adversely impact our business.

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Our new product could fail to achieve the sales projections we expected.

Our growth projections are based on an assumption that with an increased advertising and marketing budget our products will be able to gain traction in the marketplace at a faster rate than our current products have. It is possible that our new products will fail to gain market acceptance for any number of reasons. If the new products fail to achieve significant sales and acceptance in the marketplace, this could materially and adversely impact the value of your investment.

We may implement new lines of business or offer new products and services within existing lines of business.

As an early-stage company, we may implement new lines of business at any time. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new products and services, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved, and price and profitability targets may not prove feasible. We may not be successful in introducing new products and services in response to industry trends or developments in technology, or those new products may not achieve market acceptance. As a result, we could lose business, be forced to price products and services on less advantageous terms to retain or attract clients or be subject to cost increases. As a result, our business, financial condition or results of operations may be adversely affected.

We rely on third party service providers to support our platform and information technology systems.

We rely on third-party service providers to provide critical services that help us deliver our products and operate our business, including hosting our platform. These providers may support or operate critical business systems for us or store or process the same sensitive, proprietary, and confidential information that we handle. We do not have redundant network or rapid disaster recovery capabilities in most cases for the services provided by third-party service providers. These service providers may not have adequate security measures and could experience a security incident that compromises the confidentiality, integrity, or availability of the systems they operate for us or the information they process on our behalf. Such occurrences could adversely affect our business to the same degree as if we had experienced these occurrences directly and we may not have recourse to the responsible third-party service providers for the resulting liability we incur.

Any significant disruption to the infrastructure of our third-party service providers and/or any changes in our third-party service providers’ service levels may significantly impact our business operations, including making our platform unavailable to our users. A lengthy interruption in the availability of our platform would result in a loss of matches with our lenders and corresponding revenue, which would impact our operating results and cash flow. In addition, it would negatively impact search engine ranking, user experience and our reputation with our lenders. Furthermore, in the event that any of our agreements with our third-party service providers are terminated, we may experience significant costs or downtime in connection with the transfer to, or the addition of, new hosting providers. Although alternative providers could host our platform on a substantially similar basis, such transition could potentially be disruptive and we could incur significant costs in connection therewith.

Security incidents, or real or perceived errors, failures or bugs in our systems and platform could impair our operations, compromise our confidential information or our users’ personal information, damage our reputation and brand, and harm our business and operating results.

Our continued success depends on our systems, applications, and software continuing to operate and to meet the changing needs of our customers and users and financial services partners. We rely on our technology and engineering staff and vendors to successfully implement changes to and maintain our systems and services in an efficient and secure manner. Like all information systems and technology, our platform may contain or develop material errors, failures, vulnerabilities or bugs, particularly when new features or capabilities are released, and may be subject to computer viruses or malicious code, break-ins, phishing impersonation attacks, attempts to overload our servers with denial-of-service or other attacks, ransomware and similar incidents or disruptions from unauthorized use of our computer systems, as well as unintentional incidents causing data leakage, any of which could lead to interruptions, delays or shutdown of our platform.

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Operating our business and products involves the collection, storage, use and transmission of large volumes of sensitive, proprietary and confidential information, including financial and personal information, pertaining to our current, prospective and past users, as well as our staff, contractors, and business partners. The security measures we take to protect this information may be breached as a result of computer malware, viruses, social engineering, ransomware attacks, account takeover attacks, hacking and cyberattacks, including by state-sponsored and other sophisticated organizations. Such incidents have become more prevalent in recent years. Our security measures could also be compromised by our personnel, theft or errors, or be insufficient to prevent exploitation of security vulnerabilities in software or systems on which we rely. Such incidents may in the future result in unauthorized, unlawful or inappropriate use, destruction or disclosure of, access to, or inability to access the sensitive, proprietary and confidential information that we handle. These incidents may remain undetected for extended periods of time.

Because there are many different cybercrime and hacking techniques and such techniques continue to evolve, we may be unable to anticipate attempted security breaches, react in a timely manner or implement adequate preventative measures. While we have developed systems and processes designed to protect the integrity, confidentiality and security of our and our users’ confidential and personal information under our control, we cannot assure you that any security measures that we or our third party service providers have implemented will be effective against current or future security threats.

A security breach or other security incident, or the perception that one has occurred, could result in a loss of confidence by both our users and financial services partners and damage our reputation and brand; reduce demand for our products; disrupt normal business operations; require us to expend significant capital and resources to investigate and remedy the incident and prevent recurrence; and subject us to litigation, regulatory enforcement action, fines, penalties, and other liability, which could adversely affect our business, financial condition and results of operations. Even if we take steps that we believe are adequate to protect us from cyber threats, hacking against our competitors or other companies in our industry could create the perception among our users and financial services partners that our digital platform is not safe to use. Security incidents could also damage our IT systems and our ability to make the financial reports and other public disclosures required of public companies. These risks are likely to continue to increase as we continue to grow, process, store and transmit an increasingly larger and larger volume of data.

We rely on operating system providers to support our platform, and any disruption, deterioration or change in their services, policies, practices, guidelines and/or terms of service could have a material adverse effect on our business, financial condition and results of operations.

The success of our platform depends upon the effective operation of certain mobile operating systems, networks and standards that are run by operating system providers and app stores, or Providers. We do not control these Providers and, as a result, we are subject to risks and uncertainties related to the actions taken, or not taken, by these Providers.

Changes in the regulation of the Internet, mobile carriers and their partners could negatively affect our business.

Our business is dependent on the continued growth and maintenance of the Internet’s infrastructure, as well as our ability to market products through channels such as e-mail and voice and text messaging. There can be no assurance that the Internet’s infrastructure will continue to be able to support the demands placed on it by sustained growth in the number of users and amount of traffic. To the extent that the Internet’s infrastructure is unable to support the demands placed on it, our business may be impacted. We may also be disadvantaged by the adverse effect of any delays or cancellations of private sector or government initiatives designed to expand broadband access. The reduction in the growth of, or a decline in, broadband and Internet access poses a risk to us.

In addition, federal, state, and international government bodies and agencies have in the past adopted, and may in the future adopt, laws and regulations affecting the use of the Internet as a commercial medium. Changes in these laws or regulations could adversely affect the demand for our products and services or require us to modify our products and services in order to comply with these changes. Laws, rules, and regulations governing advertising and ecommerce through Internet communications and mobile carriers and their partners are dynamic, and the extent of future government regulation is uncertain. Federal and state regulations govern various aspects of our online business, including intellectual property ownership, infringement, and misappropriation, including with respect to trade secrets, the distribution of electronic communications, marketing and advertising, data privacy and security, search engines and Internet tracking technologies. Future taxation on the use of the Internet or e-commerce transactions could also be imposed. Existing or future regulation or taxation could hinder growth in or negatively impact the use of the Internet generally, including the viability of Internet e-commerce, which could reduce our revenue, increase our operating expenses, and expose us to significant liabilities.

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Some of our products and services contain open-source software, which may pose particular risks to our proprietary software, products, and services in a manner that could have a negative effect on our business.

We use open-source software in our platform and anticipate continuing to use open-source software in the future. Some open-source software licenses require those who distribute open-source software as part of their own software product to publicly disclose all or part of the source code of such software product or to make available any derivative works of the open source code on unfavorable terms or at no cost, and we may be subject to such terms. The terms of certain open-source licenses to which we are subject have not been interpreted by U.S. or foreign courts, and there is a risk that open source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to provide or distribute our products or services. Additionally, we could face claims from third parties claiming ownership of, or demanding release of, the open-source software or derivative works that we develop using such software, which could include our proprietary source code, or otherwise seeking to enforce the terms of the applicable open source license. These claims could result in litigation and could require us to make our software source code freely available, purchase a costly license or cease offering the implicated products or services unless and until we can re-engineer such source code to eliminate use of such open-source software. This re-engineering process could require us to expend significant additional research and development resources, and we may not be able to complete the re-engineering process successfully. In addition to risks related to license requirements, use of certain open-source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties, assurance of title or controls on the origin or operation of the open source software, which are risks that cannot be eliminated, and could, if not properly addressed, negatively affect our business. We cannot be sure that all of our use of open-source software is in a manner that is consistent with our current policies and procedures, or will not subject us to liability. Any of these risks could be difficult to eliminate or manage, and, if not addressed, would have a negative effect on our business, financial condition, and operating results.

The Company is controlled by our founder.

The Company is currently controlled by Blake Janover, who is the holder, directly or indirectly of 100% of the Company’s Series A Preferred Stock Shares. Each share of the Company’s Series A Preferred Stock is entitled to 10,000 votes. Subject to any fiduciary duties owed to our other owners or investors under law, this majority owner may exercise significant influence through his appointments of the directors of the Company. The current owner is responsible for approving significant Company transactions, and will have significant control over the Company’s budget, management and policies. This owner may have interests that are different from yours. For example, this owner may support proposals and actions with which you may disagree. The concentration of ownership and management could delay or prevent a change in control of the Company or otherwise discourage a potential acquirer from attempting to obtain control of the Company, which in turn could reduce the price potential investors are willing to pay for the Company. In addition, this owner could use his influence to maintain the Company’s existing management, delay or prevent changes in control of the Company, or support or reject other management and board proposals that are subject to approval of the holders of equity interests in the Company.

We depend on our executive team and other employees to manage the business and the loss of one or more of these employees or an inability to attract and retain highly skilled employees could materially harm our business.

Our success depends largely upon the continued high performance of our executive team and other employees. We rely on our executive team for leadership in critical areas of our business, including product development, engineering, marketing, security, business development, and general and administrative functions. The loss of one or more of our executives or key employees would have an adverse effect on our business. From time to time, there may be changes in executives due to hiring or departures, which could disrupt our business. We do not have employment agreements with executives or other key personnel that require them to continue to work for us for any specified period and, therefore, they could terminate their employment at any time.

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For example, we depend on our senior management, including Blake Janover, our Founder and Chief Executive Officer. If we lose the services of one or more of our senior management and other key personnel, including as a result of the COVID-19 pandemic, we may not be able to successfully manage our business, meet competitive challenges or achieve our growth objectives. Further, to the extent that our business grows, we will need to attract and retain additional qualified management personnel in a timely manner, and we may not be able to do so. Our future success depends on our continuing ability to identify, hire, develop, motivate, retain, and integrate highly skilled personnel in all areas of our organization.

The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business

To be successful, the Company requires capable people to run its day-to-day operations. As the Company grows, it will need to attract and hire additional employees in sales, marketing, design, development, operations, finance, legal, human resources, and other areas. Depending on the economic environment and the Company’s performance, we may not be able to locate or attract qualified individuals for such positions when we need them. We may also make hiring mistakes, which can be costly in terms of resources spent in recruiting, hiring, and investing in the incorrect individual and in the time delay in locating the right employee fit. If we are unable to attract, hire and retain the right talent or make too many hiring mistakes, it is likely our business will suffer from not having the right employees in the right positions at the right time. This would likely adversely impact the value of your investment.

We face stiff competition for qualified personnel and if we fail to attract new personnel or fail to retain and motivate our current personnel, our business, financial condition, and results of operations could be materially and adversely affected.

To execute our growth plan, we must attract and retain highly qualified personnel. Competition for these personnel is intense, especially for engineers experienced in designing and developing online and mobile products. We have experienced and we expect to continue to experience difficulty in hiring and retaining employees with appropriate qualifications. To attract and retain top talent, we have had to offer, and we believe we will need to continue to offer competitive compensation and benefits packages. Many of the companies with which we compete for experienced personnel have greater operating histories and resources than we have or are publicly traded which may make them more attractive to candidates.

In addition, attrition creates challenges as we must expend significant time and resources to identify, recruit, train and integrate new employees. If we are unable to retain qualified personnel or to effectively manage our hiring needs and successfully integrate new hires, then our efficiency, ability to meet forecasts, employee morale, productivity and retention could suffer, which could adversely affect our business.

Although dependent on certain key personnel, the Company does not have any key man life insurance policies on any such people.

The Company is dependent on certain key personnel in order to conduct its operations and execute its business plan, however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, if any of these personnel die or become disabled, the Company will not receive any compensation to assist with such person’s absence. The loss of such person could negatively affect the Company and its operations. We have no way to guarantee key personnel will stay with the Company, as many states do not enforce non-competition agreements, and therefore acquiring key man insurance will not ameliorate all of the risk of relying on key personnel.

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Any insurance coverage we have might not be sufficient and uninsured losses may occur.

We maintain minimal insurance coverage to protect us against a broad range of risks, at levels we believe are appropriate and consistent with current industry practice. Our objective is to exclude or minimize risk of financial loss at reasonable cost.

Nevertheless, we could still be subject to risks in the following areas, among others:

•	losses that might be beyond the limits, or outside the scope, of coverage of our insurance and that may limit or prevent indemnification under our insurance policies;
•	inability to maintain adequate insurance coverage on commercially reasonable terms in the future;
•	certain categories of risks are currently not insurable at reasonable cost; and
•	no assurance of the financial ability of the insurance companies to meet their claim payment obligations.

Any one or more of these events could have an adverse effect on our business, financial position, profit, and cash flows.

Additionally, we cannot be certain that our insurance coverage will be adequate for data security liabilities actually incurred, will cover any indemnification claims against us relating to any incident, will be available to us on economically reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could adversely affect our reputation, business, financial condition and results of operations.

Our lack of D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could

We may not be able to effectively manage our growth and operations, which could materially and adversely affect our business.

We may experience rapid growth and development in a relatively short time span through our marketing efforts. The management of this growth will require, among other things, continued development of our financial and management controls and management information systems, stringent control of costs, increased marketing activities, the ability to attract and retain qualified management personnel, and the training of new personnel. We intend to hire additional personnel in order to manage our expected growth and expansion. Failure to successfully manage our possible growth and development could have a material adverse effect on our business and the value of our common stock.

Changes in government regulation could adversely impact our business.

The Company is subject to legislation and regulation at the federal and local levels and, in some instances, at the state level. We expect that court actions and regulatory proceedings will continue to refine our rights and obligations under applicable federal, state, and local laws, which cannot be predicted. Modifications to existing requirements or imposition of new requirements or limitations could have an adverse impact on our business.

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value-added, net worth, property and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates are reasonable: a) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income-based taxes and accruals; and b) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

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As a growing company, we have to develop reliable accounting resources. Failure to achieve and maintain effective internal accounting controls could prevent us from producing reliable financial reports.

Effective internal controls and accounting resources are necessary for us to provide reliable financial reports, which, as a growing company, we are still building out. Failure to achieve and maintain an effective internal accounting and control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our business and financial results.

The Company is not subject to Sarbanes-Oxley regulations and may lack the financial controls and procedures of public companies.

The Company may not have the internal control infrastructure that would meet the standards of a public company, including the requirements of the Sarbanes-Oxley Act of 2002. As a privately held (non-public) Company, the Company is currently not subject to the Sarbanes-Oxley Act of 2002, and its financial and disclosure controls and procedures reflect its status as a development stage, non-public company. There can be no guarantee that there are no significant deficiencies or material weaknesses in the quality of the Company's financial and disclosure controls and procedures. If it were necessary to implement such financial and disclosure controls and procedures, the cost to the Company of such compliance could be substantial and could have a material adverse effect on the Company's results of operations.

The Company’s Board of Directors may require stockholders to participate in certain future events, including our sale or the sale of a significant amount of our assets.

Our bylaws contain a drag-along provision and if enforceable, our stockholders will be subject that provision related to the sale of the Company. If the Board of Directors receives and accepts a bona fide written offer to engage in a sale of the Company or agrees to a liquidation or winding down of the Company, in one transaction or a series of related transactions, stockholders will be required to sell their shares at the that or otherwise participate in the transaction even if they don’t want to sell their shares at that price or participate in that transaction. Specifically, investors will be forced to sell their stock in that transaction regardless of whether they believe the transaction is the best or highest value for their shares, and regardless of whether they believe the transaction is in their best interests.

Claims by others that we infringed their proprietary technology or other intellectual property rights could harm our business.

Companies in the internet and technology industries are frequently subject to litigation based on allegations of infringement, misappropriation or other violations of intellectual property rights. In addition, certain companies and rights holders seek to enforce and monetize patents or other intellectual property rights they own, have purchased, or have otherwise obtained. As we gain an increasingly high public profile, the possibility of intellectual property rights claims against us grows. Although we may have meritorious defenses, there can be no assurance that we will be successful in defending against these allegations or in reaching a business resolution that is satisfactory to us. Our competitors and others may now and in the future have patent portfolios that are used against us. In addition, future litigation may involve patent holding companies or other adverse patent owners who have no relevant product or service revenue and against whom our own patents may therefore provide little or no deterrence or protection. Many potential litigants, including some of our competitors and patent-holding companies, have the ability to dedicate substantial resources to the assertion of their intellectual property rights. Any claim of infringement by a third party, even those without merit, could cause us to incur substantial costs defending against the claim, could distract our management from our business and could require us to cease use of such intellectual property. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, we risk compromising our confidential information during this type of litigation. We may be required to pay substantial damages, royalties or other fees in connection with a claimant securing a judgment against us, we may be subject to an injunction or other restrictions that prevent us from using or distributing our intellectual property, or from operating under our brand, or we may agree to a settlement that prevents us from distributing our offerings or a portion thereof, which could adversely affect our business, results of operations and financial condition.

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With respect to any intellectual property rights claim, we may have to seek out a license to continue operations found or alleged to violate such rights, which may not be available on favorable or commercially reasonable terms and may significantly increase our operating expenses. Some licenses may be non-exclusive, and therefore our competitors may have access to the same technology licensed to us. If a third party does not offer us a license to its intellectual property on reasonable terms, or at all, we may be required to develop alternative, non-infringing technology, which could require significant time (during which we would be unable to continue to offer our affected offerings), effort and expense and may ultimately not be successful. Any of these events could adversely affect our business, results of operations and financial condition.

We may not be able to continue to obtain licenses to third-party software and intellectual property on reasonable terms or at all, which may disrupt our business and harm our financial results.

We license third-party software and other intellectual property for use in connection with our platform, including for various third-party product integrations with our platform. Our third-party licenses typically limit our use of intellectual property to specific uses and include other contractual obligations with which we must comply. These licenses may need to be renegotiated or renewed from time to time, or we may need to obtain new licenses in the future. Third parties may stop adequately supporting or maintaining their offerings or they or their technology may be acquired by our competitors. If we are unable to obtain licenses to these third-party software and intellectual property on reasonable terms or at all, the functionalities available through our platform may be adversely impacted, which could in turn harm our business. Further, if we or our third-party licensors were to breach any material term of a license, such a breach could, among other things, prompt costly litigation, result in the license being invalidated and or result in fines and other damages. If any of the following were to occur, it could harm our business, financial results, and our reputation.

We also cannot be certain that our licensors are not infringing the intellectual property rights of others or that our licensors have sufficient rights to the intellectual property to grant us the applicable licenses. Although we seek to mitigate this risk contractually, we may not be able to sufficiently limit our potential liability. If we are unable to obtain or maintain rights to any of this intellectual property because of intellectual property infringement claims brought by third parties against our licensors or against us, our ability to provide functionalities through our platform using such intellectual property could be severely limited and our business could be harmed. Furthermore, regardless of outcome, infringement claims may require us to use significant resources and may divert management’s attention.

Our trademarks, copyrights and other intellectual property could be unenforceable or ineffective.

Intellectual property is a complex field of law in which few things are certain. It is possible that competitors will be able to design around our intellectual property, find prior art to invalidate it, or render the patents unenforceable through some other mechanism. If competitors are able to bypass our trademark and copyright protection without obtaining a sub-license, it is likely that the Company’s value will be materially and adversely impacted. This could also impair the Company’s ability to compete in the marketplace. Moreover, if our trademarks and copyrights are deemed unenforceable, the Company will almost certainly lose any potential revenue it might be able to raise by entering into sub-licenses. This would cut off a significant potential revenue stream for the Company.

The cost of enforcing our trademarks and copyrights could prevent us from enforcing them.

Trademark and copyright litigation has become extremely expensive. Even if we believe that a competitor is infringing on one or more of our trademarks or copyrights, we might choose not to file suit because we lack the cash to successfully prosecute a multi-year litigation with an uncertain outcome; or because we believe that the cost of enforcing our trademark(s) or copyright(s) outweighs the value of winning the suit in light of the risks and consequences of losing it; or for some other reason. Choosing not to enforce our trademark(s) or copyright(s) could have adverse consequences for the Company, including undermining the credibility of our intellectual property, reducing our ability to enter into sublicenses, and weakening our attempts to prevent competitors from entering the market. As a result, if we are unable to enforce our trademark(s) or copyright(s) because of the cost of enforcement, your investment in the Company could be significantly and adversely affected.

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Damage to our reputation could negatively impact our business, financial condition, and results of operations.

Our reputation and the quality of our brand are critical to our business and success in existing markets and will be critical to our success as we enter new markets. Any incident that erodes consumer loyalty for our brand could significantly reduce its value and damage our business. We may be adversely affected by any negative publicity, regardless of its accuracy. Also, there has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that provide individuals with access to a broad audience of consumers and other interested persons. The availability of information on social media platforms is virtually immediate as is its impact. Information posted may be adverse to our interests or may be inaccurate, each of which may harm our performance, prospects or business. The harm may be immediate and may disseminate rapidly and broadly, without affording us an opportunity for redress or correction.

The occurrence of natural disasters may adversely affect our business, financial condition and results of operations following our business combination.

The occurrence of natural disasters, including hurricanes, floods, earthquakes, tornadoes, fires and pandemic disease may adversely affect our business, financial condition or results of operations. The potential impact of a natural disaster on our results of operations and financial position is speculative and would depend on numerous factors. The extent and severity of these natural disasters determines their effect on a given economy. Although the long-term effect of diseases such as the COVID-19 “coronavirus”, H5N1 “avian flu”, or H1N1, the swine flu, cannot currently be predicted, previous occurrences of avian flu and swine flu had an adverse effect on the economies of those countries in which they were most prevalent. An outbreak of a communicable disease in our market could adversely affect our business, financial condition and results of operations, and timely reporting obligations under the current offering. We cannot assure you that natural disasters will not occur in the future or that our business, financial condition and results of operations will not be adversely affected.

We depend on relationships with our financial services partners (we refer to such service partners as “Lenders”), and any adverse changes in their financial strength, tightening of their underwriting standards or adverse changes to their online marketing strategy would adversely affect our business, financial condition, and results of operations.

Our success depends on the financial strength and underwriting standards of financial service partners on our platform, specifically Lenders If our financial services partners experience financial difficulties, they may cease participating on our platform or tighten underwriting standards, which would result in fewer opportunities for us to earn fees from matching borrowers with them. In times of financial difficulty, financial services providers may also fail to pay fees when due or drop the quality of their services to borrowers. Our partners could also change their online marketing strategies or implement cost-reduction initiatives that decrease spending through our platform. The occurrence of one or more of these events, alone or in combination, with a significant number of financial services partners could harm our business, financial condition, and results of operations.

If borrowers do not find value in our platform or do not like the user experience on our platform, the number of matches on our platform may decline, and would harm our business, financial condition, and results of operations.

We believe that the growth of our business and revenue depends upon our ability to engage our existing users and to add new users in our current as well as new markets. If we lose users or user engagement diminishes, our business and financial condition will be negatively impacted. If we fail to remain competitive on customer experience, editorial articles and product offerings, our ability to grow our business may also be adversely affected.

We may not be able to expand into new markets.

While a key part of our business strategy is to engage users in our existing markets, we also intend to expand our operations into new markets. In doing so, we may incur losses or otherwise fail to enter new markets successfully. Our expansion into new markets may place us in unfamiliar competitive environments and involve various risks, including competition, government regulation, the need to invest significant resources and the possibility that returns on such investments will not be achieved for several years or at all. There are many factors that could negatively affect our ability to grow our user base and engagement, including if:

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•	we lose users to new market entrants and/or existing competitors;
•	we do not obtain regulatory approvals necessary for expansion into new verticals, geographies or to launch new product features and tools;
•	we fail to effectively use search engines, social media platforms, digital app stores, content-based online advertising, and other online sources for generating traffic to our platform;
•	our platform experiences disruptions or outages;
•	we suffer reputational harm to our brand including from negative publicity, whether accurate or inaccurate;
•	we fail to expand geographically;
•	we fail to offer new and competitive products, to provide effective updates to our existing products or to keep pace with technological improvements in our industry;
•	technical or other problems frustrate the user experience;
•	we are unable to address user concerns regarding the content, privacy, and security of our digital platform;
•	we are unable to continue to innovate and improve our platform by generating compelling content and tools;
•	existing or new financial services providers use incentives to directly cross-sell their products, reducing borrower benefits of using multiple providers; or
•	we are unable to successfully launch new verticals.

Our inability to overcome these challenges could impair our ability to engage users, and could harm our business, operating results, and financial condition.

We are dependent on internet search engines, in particular, Google, to direct traffic to our websites and refer new users to our platform. If search engines’ algorithms, methodologies, and/or policies are modified or enforced in ways we do not anticipate, or if our search results page rankings decline for other reasons, traffic to our platform or user growth or engagement could decline, any of which would harm our business, financial condition, and results of operations.

We are dependent on internet search engines, primarily Google, to direct traffic to our platform, including our website. Search engines, such as Google, may modify their search algorithms and policies or enforce those policies in ways that are detrimental to us, and without prior notice to us. If that occurs, we may experience significant declines in the organic search ranking of our search results, leading to a decrease in traffic to our platform. We have experienced declines in traffic and user growth as a result of these changes in the past and anticipate fluctuations as a result of such actions in the future.

In addition, Google may take action against websites for behavior that it believes unfairly influences search results. Our ability to appeal these actions is limited, and we may not be able to revise our content strategies to recover the loss in domain authority, page rankings, traffic or user growth resulting from such actions. Any significant reduction in the number of users directed to our website or mobile application from search engines would harm our business, revenue, and financial results.

Failure to maintain our reputation and brand recognition and attract and engage users in a cost-effective manner would harm our business, financial condition, and results of operations.

In order to attract borrowers to our platform, convert these borrowers into matches with financial services partners and generate repeat visits, we must market our platform and maintain borrower trust. Promoting and maintaining our brand requires the expenditure of considerable money and resources for online and offline marketing and advertising, the continued provision of high-quality products and services that meet user needs, the ability to maintain borrowers’ trust, and the ability to successfully differentiate our brand, products, and services from those of our competitors.

The strength of our brand may be harmed by adverse publicity from many sources. Adverse publicity and the potential corresponding impact on our reputation may be accelerated and amplified by the widespread use of social media platforms. Furthermore, adverse publicity, from legal proceedings against us or our business, including governmental proceedings and borrower class action or other litigation, or the disclosure of information from security breaches or other incidents, could negatively impact our reputation and our brand, which could materially and adversely affect our business and financial condition and results of operations. In addition, the actions of our third-party marketing partners who engage in advertising on our behalf could negatively impact our reputation and our various brands.

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The failure of our business to maintain or enhance its reputation and brand recognition and attract and retain borrowers in a cost-effective manner could materially and adversely affect our business, financial condition and results of operations.

We may make decisions based on the best interests of our users in order to build long-term trust that may result in us forgoing short-term gains.

One of our fundamental values is to build our business by making decisions based upon the best interests of our users, which we believe has been essential to our success in building user trust in our platform and increasing our user growth rate and engagement. We believe this best serves the long-term interests of our company and our stockholders. In the past, we have forgone, and we may in the future continue to forgo, certain expansion or short-term revenue opportunities that we do not believe are in the best interests of our platform and our users, even if such decisions adversely affect our results of operations in the short term. For example, we do not use impression-based advertising on our platform (i.e., where payment is based on digital views or engagement); we publish editorial content on topics that do not generate revenue for us.

We compete in a highly competitive and rapidly evolving market with a number of other companies, and we face the possibility of new entrants disrupting our market over time.

We currently compete with a number of companies that market commercial real estate financing services online, as well as with more traditional sources of financial information, and with financial institutions offering their products directly, and we expect that competition will intensify. Our competitors include companies such as Marcus & Millichap, Meridian Capital Group, Eastern Union Funding, Lev, and others. Some of these existing competitors may have more capital or complementary products or services than we do, and they may leverage their greater capital or diversification in a manner that adversely affects our competitive position, including by making strategic acquisitions. In addition, we also face the possibility of new competitors.

We are making substantial investments in new product offerings and technologies and expect to increase such investments in the future. These efforts are inherently risky, and we may never realize any expected benefits from them.

We have made substantial investments to develop new product offerings and technologies, including our data infrastructure and our matching engine, and we intend to continue investing significant resources in developing new technologies, tools, features, services, products, and product offerings. We expect to increase our investments in these new initiatives in the near term which may result in lower margins. We also expect to spend substantial amounts as we seek to grow the verticals in which we operate our platform and increase our scale, and to expand our offerings to additional geographic markets. If we do not spend our development budget efficiently or effectively on commercially successful and innovative technologies, we may not realize the expected benefits of our strategy. Our new initiatives also have a high degree of risk, as each involves strategies, technologies, and regulatory requirements with which we have limited or no prior development or operating experience. There can be no assurance that demand for such initiatives will exist or be sustained at the levels that we anticipate, or that any of these initiatives will gain sufficient traction or market acceptance to generate sufficient revenue to offset any new expenses or liabilities associated with these new investments. It is also possible that product offerings developed by others will render our product offerings noncompetitive or obsolete. Further, our development efforts with respect to new product offerings and technologies could distract management from current operations, and will divert capital and other resources from our more established product offerings and technologies. Even if we are successful in developing new product offerings or technologies, regulatory authorities may subject us to new rules or restrictions in response to our innovations that could increase our expenses or prevent us from successfully commercializing new product offerings or technologies. If we do not realize the expected benefits of our investments, our business, financial condition and operating results may be harmed.

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General economic conditions and commercial real estate market conditions have had and may in the future have a negative impact on our business.

We may be negatively impacted by periods of economic downturns, recessions, and disruptions in the capital markets; credit and liquidity issues in the capital markets, including international, national, regional and local markets; tax and regulatory changes and corresponding declines in the demand for commercial real estate investment and related services. Historically, commercial real estate markets and, in particular, the U.S. commercial real estate market, have tended to be cyclical and related to the flow of capital to the sector, the condition of the economy as a whole and to the perceptions and confidence of market participants to the economic outlook. Cycles in the real estate markets may lead to similar cycles in our earnings and significant volatility in our stock price. Further real estate markets may “lag” behind the broader economy such that even when underlying economic fundamentals improve in a given market, additional time may be required for these improvements to translate into strength in the real estate markets. The “lag” may be exacerbated when banks delay their resolution of commercial real estate assets whose values are less than their associated loans.

Negative economic conditions, changes in interest rates, credit and the availability of capital, both debt and/or equity, disruptions in capital markets, uncertainty of the tax and regulatory environment and/or declines in the demand for commercial real estate investment and related services in international and domestic markets or in significant markets in which we do business, have had and could have in the future a material adverse effect on our business, results of operations and/or financial condition. In particular, the commercial real estate market is directly impacted by (i) the lack of debt and/or equity financing for commercial real estate transactions, (ii) increased interest rates and changes in monetary policies by the U.S. Federal Reserve, (iii) changes in the perception that commercial real estate is an accepted asset class for portfolio diversification, (iv) changes in tax policy affecting the attractiveness of real estate as an investment choice, (v) changes in regulatory policy impacting real estate development opportunities and capital markets, (vi) slowdowns in economic activity that could cause residential and commercial tenant demand to decline, and (vii) declines in the regional or local demand for commercial real estate, or significant disruptions in other segments of the real estate markets could adversely affect our results of operations. Any of the foregoing would adversely affect the operation and income of commercial real estate properties.

These and other types of events could lead to a decline in transaction activity as well as a decrease in property values which, in turn, would likely lead to a reduction in financing fees relating to such transactions. These effects would likely cause us to realize lower revenues. Such declines in transaction activity and value would likely also significantly reduce our financing activities and revenues.

Fiscal uncertainty, significant changes and volatility in the financial markets and business environment, and similar significant changes in the global, political, security and competitive landscape, make it increasingly difficult for us to predict our revenue and earnings into the future. As a result, any revenue or earnings projections or economic outlook which we may give, may be affected by such events or may otherwise turn out to be inaccurate.

Our business has been and may in the future be adversely affected by restrictions in the availability of debt or equity capital as well as a lack of adequate credit and the risk of deterioration of the debt or credit markets and commercial real estate markets.

Restrictions on the availability of capital, both debt and/or equity, can create significant reductions in the liquidity and flow of capital to the commercial real estate markets. Severe restrictions in debt or equity liquidity as well as the lack of the availability of credit in the markets we service can significantly reduce the volume and pace of commercial real estate transactions. These restrictions can also have a general negative effect upon commercial real estate prices themselves. Our business is particularly sensitive to the volume of activity and pricing in the commercial real estate market. This has had, and may have in the future, a significant adverse effect on our business.

We cannot predict with any degree of certainty the magnitude or duration of developments in the credit markets and commercial real estate markets as it is inherently difficult to make accurate predictions with respect to such macroeconomic movements that are beyond our control. This uncertainty limits our ability to plan for future developments. In addition, uncertainty regarding market conditions may limit the ability of other participants in the credit markets or commercial real estate markets to plan for the future. As a result, market participants may act more conservatively than they might in a stabilized market, which may perpetuate and amplify the adverse developments in the markets we service. While business opportunities may emerge from assisting clients with transactions relating to distressed commercial real estate assets, there can be no assurance that the volume of such transactions will be sufficient to meaningfully offset the declines in transaction volumes within the overall commercial real estate market.

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Seasonal fluctuations and other market data in the investment real estate industry could adversely affect our business and make comparisons of our quarterly results difficult.

Our revenue and profits have historically tended to be significantly higher in the second half of each year than in the first half of the year. This is a result of a general focus in the real estate industry on completing or documenting transactions by calendar year end and because certain of our expenses are relatively constant throughout the year. This historical trend can be disrupted both positively and negatively by major economic, regulatory, or political events impacting investor sentiment for a particular property type or location, current and future projections of interest rates and tax rates, attractiveness of other asset classes, market liquidity and the extent of limitations or availability of capital allocations for larger institutional buyers, to name a few. As a result, our historical pattern of seasonality may or may not continue to the same degree experienced in the prior years and may make it difficult to determine, during the course of the year, whether planned results will be achieved, and thus to adjust to changes in expectations.

Our financial performance is dependent on our ability to successfully refer users to Lenders and other financial service partners, and these partners are not precluded from offering products and services outside of our platform.

Our ability to earn revenue is dependent on referring users of our site to our financial services partners and our users seeking to transact with such partners. Borrowers or lenders may attempt to circumvent us which would adversely affect our ability to earn revenue.

If we are unable to maintain the quality of our products, expand our product offerings or continue technological innovation and improvements, our prospects for future growth may be harmed.

We believe our success depends on users’ finding our product offerings to be of value to them. Our ability to attract and engage users depends, in part, on our ability to successfully expand our product offerings and editorial articles. To penetrate new verticals, we will need to develop a deep understanding of those new markets and the associated business challenges faced by participants in them. Developing this level of understanding may require substantial investments of time and resources, and we may not be successful. In addition to the need for substantial resources, government regulation could limit our ability to introduce new product offerings. If we fail to penetrate new verticals successfully, our revenue may grow at a slower rate than we anticipate, and our business, financial condition and results of operations could be materially adversely affected. We must also continue to innovate and improve on our technology and product offerings in order to continue future growth and successfully compete with other companies in our markets, or our brand and future growth could be materially adversely affected.

In addition, the market for financial services products is rapidly evolving, fragmented and highly competitive. Competition in this market has intensified, and we expect this trend to continue as the list of financial services providers grows. There are many established and emerging technology centric financial services providers providing a multitude of products to borrowers across all financial verticals. If we fail to successfully anticipate and identify new trends, products and emerging financial services providers, and provide up-to-date educational content, tools and other relevant resources timely, our ability to engage borrowers and financial services providers may suffer, which would harm our business, financial condition and results of operations.

Our current lack of geographic diversity exposes us to risk.

Our operations are geographically limited and primarily dependent upon borrowers in the United States and economic conditions in the U.S. As a result of this geographical concentration, we are more vulnerable to downturns or other conditions that affect the U.S. economy. Any downturn or other adverse conditions in the U.S. economy could harm our business and financial results.

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We have less experience operating in some of the newer market verticals to which we have expanded.

We have explored and may expand into new verticals including SMB loan products. We do not have as much experience with these newer verticals as we do with the other more established verticals on our platform. Accordingly, newer verticals may be subject to greater risks than the more established verticals on our platform.

The success of our entry into new verticals will depend on a number of factors, including:

•	Implementing in a cost-effective manner product features expected by borrowers and financial services providers;
•	Market acceptance of an intermediary by borrowers and financial services providers;
•	Offerings by current and future competitors;
•	Our ability to attract and retain management and other skilled personnel;
•	Our ability to collect amounts owed to us from our financial services partners;
•	Our ability to develop successful and cost-effective marketing campaigns; and
•	Our ability to timely adjust marketing expenditures in relation to changes in demand for the underlying products and services offered by our financial services partners in these newer verticals.

Our results of operations may suffer if we fail to successfully anticipate and manage these issues associated with expansion into new verticals.

We rely on the data provided to us by users and third parties to operate and improve our product offerings, and if we are unable to maintain and grow the use of such data, we may be unable to provide users with a platform experience that is relevant and effective, which would harm our business, financial condition, and results of operations.

We analyze first-party data from users and may leverage third-party data from aggregators to understand our users’ unique financial situations. The large amount of information we use in operating and improving our platform is critical to the experience we provide for our users. If we are unable to maintain, grow and efficiently handle the data provided to us, the value that we provide to borrowers and the quality of matches with financial services partners may be limited. In addition, if we do not maintain the quality, accuracy and timeliness of this information, user experience may suffer, which would harm our business, financial condition, and results of operations.

We track certain operational metrics, which are subject to inherent challenges in measurement, and real or perceived inaccuracies in such metrics may harm our reputation and adversely affect our stock price, business, results of operations, and financial condition.

We track certain operational metrics, including metrics such as Monthly Unique Users (MUUs), which may differ from estimates or similar metrics published by third parties due to differences in sources, methodologies, or the assumptions on which we rely. Our internal systems and tools are subject to a number of limitations, and our methodologies for tracking these metrics may change over time, which could result in unexpected changes to our metrics, including the metrics we publicly disclose. If the internal systems and tools we use to track these metrics undercount or overcount or contain algorithmic or other technical errors, the data we report may not be accurate. While these numbers are based on what we believe to be reasonable estimates of our metrics for the applicable period of measurement, there are inherent challenges in measuring how our platform is used. For example, the number of MUUs on our platform is based on activity associated with a unique device identifier during a certain time period. Certain individuals may have more than one device and therefore may be counted more than once in our count of Monthly Unique Users. Limitations or errors with respect to how we measure data or with respect to the data that we measure may affect our understanding of certain details of our business, which could affect our long-term strategies. If our operational metrics are not accurate representations of our business, or if investors do not perceive these metrics to be accurate, or if we discover material inaccuracies with respect to these figures, our reputation may be significantly harmed, our stock price could decline, we may be subject to stockholder litigation, and our business, financial results and results of operations could be adversely affected.

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Adverse conditions in the commercial real estate finance markets, or poor or uncertain macroeconomic conditions, could harm our business, financial condition, and results of operations.

Our business is dependent on the commercial real estate finance markets and the demand for the products offered by our financial services partners. Both our financial services partners and users may be affected by prevailing economic, political, market, health and social events or conditions. A decline in these conditions could impact our users, and could reduce their demand for commercial property loans and other financial service products, which could ultimately impact our revenues. Similarly, during such conditions our financial services partners may tighten underwriting standards, implement cost-reduction initiatives that reduce or eliminate marketing budgets and decrease spending on our platform. Any of these events could adversely affect our business, financial condition and results of operations.

Adverse conditions in the primary and secondary multifamily and commercial mortgage markets, as well as the general economy, could have a material adverse effect on our business, financial condition and results of operations.

Constraints in the primary and secondary mortgage markets in the past have had, and may in the future have, an adverse effect on our business, financial condition, and results of operations. Generally, increases in interest rates adversely affect the ability of our mortgage Lenders to close loans, and adverse economic trends limit the ability of our mortgage Lenders to offer home loans other than low-margin conforming loans. Our businesses may experience a decline in demand for their offerings due to decreased borrower demand as a result of the conditions described above, now or in the future. The decreased borrower demand for mortgage refinancing typically leads to decreased traffic to our website and higher associated selling and marketing efforts associated with that traffic. While higher lender demand during these periods often leads to an increase in the amount lenders will pay per matched lead and higher revenue earned per borrower, increases in the amount lenders will pay per matched lead in this situation is limited by the overall cost models of our lenders, and our revenue earned per borrower can be adversely affected by the overall reduced demand for refinancing in a rising interest rate environment. Conversely, during periods with decreased interest rates, mortgage Lenders have less incentive to use our marketplaces, or in the case of sudden increases in borrower demand, our mortgage Lenders may lack the ability to support sudden increases in volume. Situations like this could have a material adverse effect on our business, financial condition, and results of operations.

We depend on relationships with our Lenders and any adverse changes in these relationships could adversely affect our business, financial condition, and results of operations.

Our success depends in significant part on the financial strength of lenders, insurers and lead purchasers participating on our marketplaces and continuing relationships with such lenders. Lenders could, for any reason, experience financial difficulties and cease participating on our marketplaces, fail to pay match and/or closing fees when due and/or drop the quality of their services to borrowers. We could also have commercial or other disputes with such Lenders from time to time. The occurrence of one or more of these events with a significant number of Lenders could, alone or in combination, have a material and adverse effect on our business, financial condition and results of operations.

Lenders on our marketplaces may not provide competitive levels of service to borrowers, which could materially and adversely affect our brands and businesses and their ability to attract borrowers.

The ability of our businesses to provide borrowers with a high-quality experience depends, in part, on borrowers receiving competitive levels of convenience, customer service, price and responsiveness from Lenders participating on our other marketplaces with whom they are matched. If these providers do not provide borrowers with competitive levels of convenience, customer service, price and responsiveness, the value of our various brands may be harmed, the ability of our businesses to attract borrowers to our websites may be limited and the number of borrowers matched through our marketplaces may decline, which could have a material and adverse effect on our business, financial condition and results of operations.

Our business may be subject to a variety of U.S. financial regulations, many of which are overlapping, ambiguous and still developing, which could subject us to claims or otherwise harm our business.

Aspects of our business may be subject to a variety of federal and state financial and other laws, including laws and state licensing requirements financial products and services; privacy and data security; investment advisory services; and other laws that are frequently evolving and developing. The scope and interpretation of such laws are often uncertain and may be conflicting or ambiguous. It is difficult to predict how existing laws, some of which were enacted prior to the widespread adoption of the internet and mobile devices, will be applied to our business and the new laws to which we may become subject. In addition, as our business grows into new markets or expands and we collect, use and share more user data internally and with financial services partners, we may become subject to additional laws and regulations.

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If we are not able to comply with applicable financial and other laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue certain products or features, which would negatively affect our business. In addition, negative publicity resulting from regulatory actions against us or others in our industry could harm our reputation or otherwise impact the growth of our business. Any costs incurred to prevent or mitigate this potential liability could also harm our business, financial condition and operating results.

Failure to obtain proper business licenses or other documentation or to otherwise comply with local laws and requirements regarding marketing or matching commercial property and business borrowers with financial services providers, may result in civil or criminal penalties and restrictions on our ability to conduct business in that jurisdiction.

Compliance with these requirements may render it more difficult for us and our financial services partners to operate or may raise our internal costs or the costs of our financial services partners, which may be passed on to us through less favorable commercial arrangements. While we have endeavored to comply with applicable requirements, the application of these requirements to persons operating online is not always clear and the failure to comply with any such applicable requirements may require us to expend significant capital and resources to investigate and remedy the noncompliance and subject us to litigation, regulatory enforcement action, fines, penalties, and other liability, which could adversely affect our business, financial condition and results of operations. Moreover, any of the licenses or rights currently held by us or our employees may be revoked prior to, or may not be renewed upon, their expiration. In addition, we or our employees may not be granted new licenses or rights for which they may be required to apply from time to time in the future.

We collect, store, use and otherwise process personal information, including financial information and other sensitive data, which subjects us to governmental regulation and other legal obligations related to data privacy and security. Our actual or perceived failure to comply with such obligations could harm our business.

We collect, store, use and process personal information and other user data, including financial information, credit report information and other sensitive information for our Registered Users. We rely on this data provided to us by users and third parties to offer, improve and innovate our products. If we are unable to maintain and grow such data, we may be unable to provide borrowers with a platform experience that is relevant, efficient and effective, which could adversely affect our business, financial condition and results of operations.

There are numerous federal, state and local laws and regulations regarding data privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other user data, the scope of which are changing and subject to differing interpretations. In addition, as we continue to expand internationally, we are subject to foreign data privacy and security laws and regulations. These data privacy laws and regulations are complex, continue to evolve, and on occasion may be inconsistent between jurisdictions leading to uncertainty in interpreting such laws. We are also subject to the terms of our privacy policies and privacy-related obligations to third parties, and, given the recent change in administration, we expect a heightened level of scrutiny on the financial data we handle. It is possible that these laws, regulations, and other obligations may be interpreted and applied in a manner that is inconsistent from one regulatory body to another and may conflict with other rules or our practices.

Most of the jurisdictions in which we operate have established their own data privacy and security legal frameworks. Failure to comply with these laws can result in regulatory fines or penalties. The California borrower Privacy Act (CCPA) created new data privacy rights for California-resident users that will be expanded when the California Privacy Rights Act (CPRA), which was approved in November 2020, goes into effect. In addition, Virginia recently passed the borrower Data Protection Act, which will go into effect at the same time as CPRA and many other states are considering enacting privacy laws. These laws, as well as any associated regulations, may increase our operating costs and potential liability (particularly in the event of a data breach), delay or impede the development of new products, and have a material adverse effect on our business, including how we use information about individuals, our financial condition and the results of our operations or prospects.

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Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to users or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other user data, may result in governmental enforcement actions, litigation or negative publicity and could cause our users and lenders to lose trust in us, which would have a material and adverse effect on our business. We may also be subject to remedies that may harm our business, including fines, demands or orders that we modify or cease existing or planned business practices.

We may be unable to make acquisitions and investments, successfully integrate acquired companies into our business, or our acquisitions and investments may not meet our expectations, any of which could adversely affect our business, financial condition, and results of operations.

We may in the future acquire or invest in businesses, offerings, technologies, or talent that we believe could complement or expand our existing product offerings, enhance our technical capabilities, or otherwise offer growth opportunities. The pursuit of future potential acquisitions and investments may divert the attention of management and cause us to incur significant expenses related to identifying, investigating, and pursuing suitable acquisitions and investments, whether or not they are consummated. Furthermore, even if we successfully acquire or invest in additional businesses or technologies, we may not achieve the anticipated benefits or synergies due to a number of factors, including, without limitation:

•	unanticipated costs or liabilities associated with the acquisition, including claims related to the acquired company, its product offerings, or technology;
•	incurrence of acquisition-related or investment-related expenses, which would be recognized as a current period expense;
•	inability to generate sufficient revenue to offset acquisition or investment costs;
•	inability to maintain relationships with customers and partners of the acquired business;
•	challenges maintaining quality and security standards consistent with our brand;
•	inability to identify security vulnerabilities in acquired technology;
•	inability to achieve anticipated synergies or unanticipated difficulty with integration into our corporate culture;
•	the need to integrate or implement additional controls, procedures, and policies;
•	challenges caused by distance and cultural differences;
•	harm to our existing business relationships with business partners as a result of the acquisition or investment;
•	potential loss of key employees;
•	use of resources that are needed in other parts of our business and diversion of management and employee resources;
•	unanticipated complexity in accounting requirements;
•	use of substantial portions of our available cash or the incurrence of debt to consummate the acquisition; and
•	disputes that may arise out of earn-outs, escrows, and other arrangements related to an acquisition of a company.

Acquisitions also increase the risk of unforeseen legal liability, including for potential violations of applicable law or industry rules and regulations, arising from prior or ongoing acts or omissions by the acquired businesses that are not discovered by due diligence during the acquisition process.

We may have to pay cash, incur additional debt, or issue equity to pay for any future acquisitions or investments, each of which could adversely affect our financial condition. The sale of equity to finance any future acquisitions or investments could result in dilution to our stockholders. The incurrence of additional indebtedness would result in increased fixed obligations and could also include additional covenants or other restrictions that would impede our ability to manage our operations. Any of the foregoing could adversely affect our business, financial condition, and results of operations.

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Expenses or liabilities resulting from litigation could materially adversely affect our results of operations and financial condition.

We may become party to various legal proceedings and other claims that arise in the ordinary course of business, or otherwise in the future. Such matters are subject to many uncertainties and outcomes are not predictable with assurance. In addition, any such claims or litigation may be time-consuming and costly, divert management resources, require us to change our platform or have other adverse effects on our business. While we cannot assure the ultimate outcome of any legal proceeding or contingency in which we are or may become involved, we do not believe that any pending legal claim or proceeding arising in the ordinary course will be resolved in a manner that would have a material adverse effect on our business. However, if one or more of these legal matters resulted in an adverse monetary judgment against us, such a judgment could harm our results of operations and financial condition.

We may not continue to grow at historical rates or achieve or maintain profitability in the future.

We may not realize sufficient revenue to achieve or maintain profitability. As we grow our business, we expect our revenue growth rates may slow in future periods due to a number of reasons, which may include slowing demand for our service, increasing competition, a decrease in the growth of our overall markets, and our failure to capitalize on growth opportunities or the maturation of our business. Our growth rate may slow for a number of reasons, including insufficient growth or a decline in the number of users increasing competition, as well as other risks described in these Risk Factors, and we may encounter unforeseen expenses, difficulties, complications and delays and other unknown factors. We expect to continue to make investments in the development and expansion of our business, which may not result in increased or sufficient revenue or growth, as a result of which we may not be able to achieve or maintain sustained profitability.

We have made significant estimates and judgments in calculating our income tax provision and other tax assets and liabilities. If these estimates or judgments are incorrect, our operating results and financial condition may be materially affected.

We are subject to regular review and audit by tax authorities. Any adverse outcome of such a review or audit could have a negative effect on our operating results and financial condition. In addition, the determination of our provision for income taxes and other tax assets and liabilities requires significant judgment, and there are many transactions and calculations where the ultimate tax determination is uncertain at the present time. Although we believe our estimates and judgments are reasonable, the ultimate tax outcome may differ from the amounts recorded in our financial statements and may have a material effect on our operating results and financial condition.

The concentration of sales among our top employees could lead to losses if we are unable to retain them.

Our most successful advisors are responsible for assisting borrowers that correlate with a significant percentage of our revenues. They also serve as mentors and role models, and provide invaluable training for newer professionals, which is an integral part of our culture. This concentration among our top professionals can lead to greater and more concentrated risk of loss if we are unable to retain them and could have a material adverse impact on our business and financial condition.

Our growth plan may include completing acquisitions, which may or may not happen depending on the acquisition opportunities that are available in the marketplace.

Our ability to grow by acquiring companies or assets and by making investments to complement our existing businesses will depend upon the availability of suitable acquisition candidates. If we are unable to find suitable acquisition candidates, if we are unable to attract the interest of such candidates, or if we are unable to successfully negotiate and complete such acquisitions, that could limit our ability to grow.

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A majority of our revenue is derived from transaction fees, which are not long-term contracted sources of recurring revenue and are subject to external economic conditions and declines in those engagements could have a material adverse effect on our financial condition and results of operations.

We historically have earned principally all of our revenue from success fees when transactions close on our platform or through a match we curated. We expect that we will continue to rely heavily on revenue from these sources for substantially all of our revenue for the foreseeable future. A decline in the number of transactions completed or in the value of the commercial real estate we finance could significantly decrease our revenues which would adversely affect our business, financial condition and results of operations.

IN ADDITION TO THE RISKS LISTED ABOVE, RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN, OR WHICH WE CONSIDER IMMATERIAL AS OF THE DATE OF THIS FORM C-AR, MAY ALSO HAVE AN ADVERSE EFFECT ON OUR BUSINESS AND RESULT IN THE TOTAL LOSS OF YOUR INVESTMENT.

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BUSINESS

Description of the Business

Janover provides technology that connects commercial mortgage borrowers looking for debt to refinance, build, or buy commercial property including apartment buildings to commercial property lenders (including banks, credit unions, REITs, debt funds, and more) looking to deploy capital into commercial mortgages.

Our mission is to remove frictions from commercial property financing, making it easier and more cost effective for everyone in the transaction.

Our vision is to disintermediate commercial real estate, flattening the playing field for investment property owners and service providers, starting with lenders, of all sizes; giving better access to all.

We are an employee-centric organization laser-focused on delivering maximum value to commercial borrowers and lenders; and as a byproduct, long-term value to our shareholders.

Business Plan

Our business model includes earning a transaction fee each time a loan closes with a lender through our platform. We are either paid a share of the revenue from the transaction by the lender or, alternatively, receive some fixed sum in an amount we negotiate from the borrower. While we are generally paid by the lender or the borrower; as we scale, expect the burden of payment to generally shouldered by the lender. Our average fee earned per transaction is approximately 1% of the loan amount generally earned at the time of closing. We generally get paid one of two ways. We don’t make loans or share risk.

We currently have two different customer segments: lenders and borrowers. Borrowers include owners, operators, and developers of commercial real estate including multifamily properties and most recently, a growing segment of small business owners (which we believe represents a significant growth opportunity). Lenders include small banks, credit unions, REITs, Fannie Mae® and Freddie Mac® multifamily lenders, FHA® multifamily lenders, debt funds, CMBS lenders, SBA lenders, and more.

Our job is to obsessively focus on improving the experience and value for our two customer segments:

Borrowers

Commercial property owners, operators, and developers are our core customers. They are online looking for information on their next loan be it for an acquisition, recapitalization, or a future property development. Maybe they will buy a small strip mall in a large market like Miami; or build a 300-unit apartment complex in a small market in a town in Alabama. We are there for them from research, to close, and back.

Borrower benefits:

Free education

This is at the core of our value proposition to all commercial property borrowers. Whether or not someone intends to transact on our platform, we want to provide borrowers with all the free advice and education we can to make them a smarter, more informed, and more powerful prosumer. Sometimes we hear from lenders as well, thanking us for the easy-to-access, complete, and well organized online information available on a variety of multifamily, business, and commercial property loan products and topics. We know the business is opaque and we love that we can help shed light in dimly lit places.

New supply

We aim to build the largest functional, aggregate supply of commercial property lenders in America, and then, perhaps, the world. Functional is an operative word here. We believe we can leverage data and technology to make this digital supply in our marketplace of maximum utility to our borrower-customers thereby delivering deep value to all the stakeholders in our ecosystem. We believe that in our future we will be able to leverage AI (artificial intelligence) to deliver better and better experiences and outcomes to all of our customers as our dataset grows.

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Capital Markets Advisor

As we grow, we aim to insert more expert advisors into transactions to help make the process easier and more intimate for commercial mortgage borrowers and lenders; ultimately matching the best of technology with the best of a human touch. We intend to leave the data driven automated work to the machines and insert EQ and experience with our world-class humans.

Aligned

Borrowers have access to our portal for free. In many cases they don’t even pay us when they transact if it’s with a Premier Lender; and if they do pay us, it’s because the loan they are getting is better than what their traditional mortgage broker or banker could provide; in a lower friction process.

Lenders

Our lenders are a material component to creating a two-sided market and without our lenders there is no two-sided marketplace. Beyond that, they are a critical customer that we aim to deliver significant and long-term value to. Many FinTech’s are making loans and becoming lenders that are competing with banks, credit unions, and other lenders. We want to empower lenders, making them more productive, efficient, and happier; or aim to partner with them and grow with them.

Lender benefits:

Huge new audience

Traditionally, lenders, via their originators, have access to a finite audience that is limited to geography and relationships. Some very big lenders have more significant reaches giving them an advantage over smaller, lesser-known lenders, even if those smaller lenders, like single-branch credit unions for example, have more competitive commercial loan products, creating an adverse situation for small lenders who can’t access their ideal borrowers and eligible borrowers that don’t have access to those smaller lenders with superior loan programs. Even in the case of the big banks, their primary strategy for closing more loan volume is hiring originators and bankers in new and existing markets. With our platform, we aim to open large and small lenders alike up to huge new digital audiences they didn’t have access to and highly curated deal flow in a portal that promotes productivity. As savvy property owners, buyers, and developers get online to find out what and who else is out there; our Lenders will be there, at the forefront. We think we can deliver a higher volume of better qualified borrowers in an easier to manage system, making individual originators more productive, profitable, and happy.

Access to borrowers ready to transact

When a lender is matched with a borrower on the Janover platform, it isn’t as simple as getting a “lead.” Each match is a data-driven, enriched, vetted opportunity with a commercial property owner, buyer, or developer that is ready to transact. Lenders get access to the highest-intent borrowers, often with robust commercial loan packages that are excited about transacting.

Performance based acquisition strategy

Lenders can gain access to our portal for free. Premier Lenders pay us when they transact, and originators at Standard Lenders pay nothing; they just have to deliver winning loan terms to borrowers and those borrowers pay us a small transaction fee at closing. We may offer premium subscriptions to lenders in the future.

Happier, more productive originators

Not only do we drive demand to algorithmically matched and aligned Lenders from high intent borrowers, we make software and tools that take frictions out of commercial loan processing, making originators happier and more productive. Part of our roadmap includes us continuing to enhance the loan analysis, underwriting, and origination experience for lenders.

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Competition

We believe there are four categories of competitors, and we think they are worthy opponents, but that if we execute on our plan, we can win the market and that our competitive advantages give us more than an edge.

Commercial Mortgage Brokers

The primary incumbents are large commercial mortgage broker businesses like Meridian Capital Group, Eastern Union Funding, and debt brokerage divisions of JLL, Cushman & Wakefield, and Marcus & Millichap. Although we don’t consider them to be direct threats now as they are generally focused on larger loans and moving down market is difficult, we do believe that they or a similar company could choose to acquire a technology competitor and fund them or they could choose to incubate a disruptive technology or division. We also think they will be our competition as we scale into intuitional transactions fueled by success in the small balance and middle-market space.

Commercial Mortgage Lenders

Our goal is to empower commercial mortgage lenders by providing a turn-key digital solution for them, and in this capacity, we believe this is more of an opportunity to partner instead of competing. However, lenders like Berkadia have built a small balance multifamily tool (Multifi), Walker & Dunlop purchased TapCap, and Arbor Realty Trust built “Alex.” We think these initiatives validate our market and we don’t consider them direct competitors because our aim is to disintermediate commercial real estate finance at scale, and these lenders can only address small segments of the market (in the cases above, these are agency multifamily loans between $1M and $7M). We also believe that if they try to compete with us on digital client acquisitions, they will have poor outcomes because they will only be able to convert a very tiny fraction of the large swaths of loan requests they may be able to generate. Because we have a true marketplace that allows for digital matching, an online loan inquiry is much more valuable to us than it is to a niche lender (like a Fannie Mae multifamily agency lender).

Bankers at traditional banks and credit unions can also be considered competitors as they control a large portion of the direct-to-borrower busines in the lower-middle and small-balance markets. It’s our aim to move borrowers into our platform and for our service and technology to identify the right banker.

Technology Startups

There are several technology startups that are aiming to use technology to enhance commercial mortgage financing. Two of those competitors are Lev and Stacksource. We believe we are unique due to our organic online presence relative to our competitors, helping us generate significant deal flow and distribution without having to pay third-party vendors or heavily compensated salespeople in a broker-focused business model (which is the primary model and mechanism for sales and lead generation currently employed by most of the competitors we know of to the best of our knowledge). We believe our software to be best-in-class. We provide an optimized user experience with a beautiful user interface and an ability to quickly qualify loan opportunities for borrowers, matching them with the right Capital Markets Advisors, and in turn, the right lenders, in a lower friction process with many less touchpoints. Further, we, over a period of time, aim to aggregate sufficient data to empower us to further build upon our matching and sourcing algorithms with machine learning and artificial intelligence. We are currently processing more than two billion dollars in multifamily, commercial real estate, and small business loan financing applications per month, and intend to expand with new features to service both our borrower and lender clients.

Adjacent Technology Companies

Companies including, but not limited to, LendingTree, Upstart, Better, and NerdWallet are mature and maturing technology companies that focus on consumer, residential, and small business finance, are (visa vi small business loans) or, can become competitors. They have robust networks, customer acquisition strategies, balance sheets, and technology knowhow that they could leverage to enter the commercial real estate and multifamily finance space. We think this is a difficult as they would be moving from high volume/low ticket transactions to low volume/high tech transactions; in what can be a significantly more complex and nuanced transaction. Ultimately, we believe that companies like these (as well as Lenders and Brokers) may want to try to acquire us one day.

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Intellectual Property

The Company currently holds a small collection of intellectual property rights relating to certain aspects of its products and services. This includes patents, trademarks, service marks, and trade secrets.

Governmental/Regulatory Approval and Compliance

The Company is subject to and affected by the laws and regulations of U.S. federal, state and local governmental authorities. These laws and regulations are subject to change.

Litigation

The Company is not subject to any current litigation or threatened litigation.

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DIRECTORS, OFFICERS, AND MANAGERS

The directors, officers, and managers of the Company are listed below along with all positions and offices held at the Company and their principal occupation and employment responsibilities for the past three (3) years.

Name	Positions and Offices Held at the Company	Principal Occupation and Employment Responsibilities for the Last Three (3) Years
Blake Janover	CEO, Treasurer, President, Secretary and Director	Mr. Janover's responsibilities as the CEO are wide ranging as he oversees the entire business which includes operations, finance, marketing, product, capital markets, etc. He oversees and manage the company's strategy and execution.
Andrew Greiner	CTO	Mr. Greiner’s responsibilities as the CTO are wide ranging as he oversees the technology of the Company, along with its strategy and execution.

Blake Janover, Founder, CEO and Director

Blake Janover, is the Founder & CEO of Janover Inc. Mr. Janover is responsible for overseeing Janover Inc. and for directing the company’s strategy and execution.

The Company was founded by our current Chief Executive Officer (CEO) Blake Janover, who also serves as our sole director, treasurer, president, and secretary. Blake Janover, currently serving as the CEO of Janover, is responsible for overseeing Janover and is responsible for directing the Company’s strategy and execution.

Serving as a CEO of the Company since April 1, 2019, Mr. Janover is an entrepreneur with a history of running multiple businesses relating to multifamily and commercial property finance, business financing, real estate, technology, consulting, and management & marketing services. Having overseen underwriting, origination, and advisory on billions of dollar’s worth of commercial, multifamily, and residential real estate loans, Blake Janover is uniquely suited to operate Janover. His first business was a mortgage brokerage that later became a correspondent lender, then a direct lender operating in the residential and commercial real estate space in the last cycle. He currently has more than 15 years of experience as an entrepreneur.

Prior to forming the Company, Mr. Janover spent the last five years as consulting on various projects in industries such as multifamily and commercial real estate finance projects as well as as a patner in a 130+ unit Class-A apartment development in Miami. Mr. Janover currently has more than 15 years of experience as an entrepreneur.

Mr. Janover is an Official Member of the Forbes Real Estate Council, an On Deck Proptech and Scale Fellow, participated in Harvard Business School’s inaugural executive program Leveraging Fintech to Grow and Compete, he is currently enrolled in Harvard Business School’s OPM 60 cohort (expecting to achieve alumni status in November 2023), and he an Entrepreneur in Residence at Florida Atlantic University. Mr. Janover has employed hundreds of people globally and brings all his expertise as the leader of Janover Inc.

Andrew Greiner, Chief Technology Officer

Andrew Greiner, was appointed our Chief Technology Officer in December, 2021 to lead our technology efforts as we continue to scale. He is a highly regarded senior technology leader with more than two decades of experience designing and building enterprise architecture solutions, particularly in FinTech. Over his career, Andrew had the opportunity to lead within almost all areas related to the construction of enterprise systems including: Software Engineering; Build/Release; Quality Assurance; Product and Project Management (PMO); and IT & Network Infrastructure. He has led 4 successful IaaS, PaaS, and SaaS cloud migration efforts across the airline, MarTech and FinTech sectors. Aside from his career highlights, Andrew is an established technology evangelist on the design and construction of enterprise streaming systems (event-driven) in multi-cloud environments.

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Prior to joining us, Mr. Greiner was the Vice President of Enterprise Architecture, a position he held since April, 2020. Between April 2019 and March, 2020, Mr. Greiner was the Vice President of Information and Technology & Cloud Services. Between February 2015 and April 2019, Mr. Greiner was the Director of Software Engineering / Architecture.

Mr. Greiner holds a Master of Science in Software Engineering from the University of Liverpool obtained between April 2011 and April 2014. Mr. Greiner attended high school in United Kingdom between 1990 and 1993.

Indemnification

Indemnification is authorized by the Company to managers, officers or controlling persons acting in their professional capacity pursuant to Delaware law. Indemnification includes expenses such as attorney’s fees and, in certain circumstances, judgments, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person, except in certain circumstances where a person is adjudged to be guilty of gross negligence or willful misconduct, unless a court of competent jurisdiction determines that such indemnification is fair and reasonable under the circumstances.

Employees

As of April 21, 2022, we had 13 employees. The Company also utilizes independent contractors and advisors.

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CAPITALIZATION, DEBT AND OWNERSHIP

Capitalization

On January 3, 2022, the Company recapitalized and amended and restated its certificate of incorporation and its by-laws. Upon the conversion of the Company’ earlier issued Class A common stock and Class B common stock, each issued and outstanding Class A common stock and Class B common stock common stock of the Company was exchanged for one share of common stock of the Company, having a par value of $0.00001 per share. Further, the Company, on January 3, 2022, through a certificate of designation of series of preferred stock, created a series of Preferred Stock of the Company, named Series A Preferred Stock, consisting of 100,000 shares.

The Company’s authorized capital stock consists of a total of 110,000,000 shares consisting of 100,000,000 authorized Common Stock, and 10,000,000 authorized Preferred Stock.

As of the date of this Form C-AR, 46,532,049 shares of Common Stock, and 10,000 shares of Series A Preferred Stock are issued and outstanding. Additionally, the Company has 4,500,000 options to purchase Common Stock issued and outstanding under its 2021 Equity Incentive Plan.

Outstanding Capital Stock

The Company’s outstanding capital stock consists of:

Type	Common Stock
Amount Outstanding	46,532,049
Par Value Per Share	$0.00001 per share
Voting Rights	1 vote per share
Anti-Dilution Rights	Yes
How this security may limit, dilute or qualify the Security issued pursuant to Regulation CF	The Company may authorize additional Common Stock which may dilute the Security.

Type	Series A Preferred Stock
Amount Outstanding	10,000
Par Value Per Share	$0.00001 per share
Voting Rights	10,000 vote per share
Anti-Dilution Rights	Yes
How this security may limit, dilute or qualify the Security issued pursuant to Regulation CF	The Company may authorize additional Common Stock which may dilute the Security.

Outstanding Options, Safes, Offerings

In 2020, the Company initiated a Regulation Crowdfunding (“Regulation CF”) offering of Crowdfunding Simple Agreement for Future Equity (“Crowd SAFE”) securities. Each Crowd SAFE agreement, which provides the right of the investors to future equity in the Company, are subject to a valuation cap of $20,000,000.

If there is an equity financing of at least $2,000,000 in gross proceeds before the instrument expires or is terminated, the Company may either continue the term of the Crowd SAFE without conversion, or issue to the investor a number of units of the CF Shadow Series, as applicable, sold in the equity financing. The CF Shadow Series represent the same type of equity interests sold (preferred or common securities) in the equity financing, however members in the Shadow Series shall have no voting rights. The number of units of the CF Shadow Series equal the purchase amount divided by the Conversion Price. The Conversion Price is equivalent to a) the Safe Price, defined as the valuation cap divided by the number of dilutive units outstanding, or b) the Discount Price, which is the price per unit of the equity interests sold with a discount rate of 10%; whichever calculation results in a greater number of equity interests. If the Company continues the term of the Crowd SAFE after the initial equity financing, and another equity financing occurs before the termination of the instrument, the Company may further continue the term of the Crowd SAFE or may issue the investor a number of units of the CF Shadow Series equal to the purchase amount by the first equity financing price.

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If there is a liquidation event before the expiration or termination of the SAFE agreement, the investor will at its option either a) receive a cash payment equal to the purchase amount or b) automatically receive from the Company a number of shares of units equal to the purchase amount divided by the Liquidity Price ($20,000,000 valuation cap dividend by the number of dilutive units outstanding), if the investor fails to select the cash option. Thereafter the SAFE agreement will terminate. In connection with a cash payment through a liquidity event, if there are not enough funds to pay the investors of the SAFE agreements in full, funds will be distributed pro-rata based on the purchase amounts. In a dissolution event, SAFE Agreement holders will be paid out of remaining assets with equal priority to holders of common securities, subject to preferences of any series of preferred securities.

Financing costs, which include commissions to the Regulation CF portal and other costs of the offering, were recognized as a discount to the Crowd SAFEs and immediately accreted to face value.

In 2021, the Company entered into a SAFE with an individual investor for $50,000 under the same terms as the Crowd SAFEs above. Furthermore, the Company recorded a return of SAFEs previously committed as of December 31, 2020 for $115,662.

In 2021, the Company completed a Regulation CF offering and issued 327,402 shares of Class A common stock (now to be regarded as, Common Stock) at a value of $1.00 per share for net proceeds of $256,609, including a subscription receivable of $12,781 as of December 31, 2021.

In 2021, the Company initiated another Regulation CF offering. As of December 31, 2021, the Company has issued 49,075 shares of Class A common stock (now to be regarded as, Common Stock) at a value of $1.00 per share for net proceeds of $42,034, including a subscription receivable of $7,042 as of December 31, 2021.

In August 2021, the Company issued 25,000 shares of Class A common stock (now to be regarded as, Common Stock) for services for a total fair value of $25,000.

From November to December 2021, the Company issued 959,535 shares of Class A common stock (now to be regarded as, Common Stock) to individual investors for proceeds of $870,000.

As of December 31, 2021 and 2020, the fair value of SAFEs were $1,356,704 and $844,996, respectively.

As of April 21, 2022, the Company has 46,532,049 shares of Common Stock issued and outstanding, and 10,000 shares Series A Preferred Stock issued and outstanding.

The total amount of outstanding debt of the company is $1,444,854, of which $1,356,704 is the fair value of the outstanding SAFEs, and $88,150 is the Company’s various outstanding operational liabilities related to several matters.

Janover Inc. 2021 Equity Incentive Plan

In November 2021, the Board of Directors adopted the Company’s 2021 Equity Incentive Plan (the “2021 Plan”), effective as of November 1, 2021. The 2021 Plan provides for the grant of the following types of stock awards: (i) incentive stock options, (ii) non-statutory stock options, (iii) stock appreciation rights, (iv) restricted stock awards, (v) restricted stock unit awards and (vi) other stock awards. The 2021 Plan is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any affiliate and provide a means by which the eligible recipients may benefit from increases in value of the common stock. The Board will administer the 2021 Plan until a Compensation Committee is established. The Board reserved 4,500,000 shares of Class A common stock issuable upon the grant of awards. Stock options comprise all of the awards granted since the 2021 Plan’s inception. As of December 31, 2021, there were 1,883,000 shares available for grant under the 2021 Plan and the Company has granted 2,167,000 non-qualified stock options to purchase Class A common stock with exercise prices between $0.01 and $0.90 that expire ten years from the date of grant

33

Ownership

The current owners of 20% or more equity in the Company are as follows:

Beneficial owner: Blake Janover

Amount and class of securities held: 45,000,000 Common Stock*

10,000 Series A Preferred Stock

Percent of voting power: 98.95%

*The Janover 2020 Family Trust has 1.45%, the Janover 2020 Descendants Trust has 1.45%, and Blake Elliot, Inc. has 0.03%. 1.45% of voting power belongs to each of the two trusts (together 2.9% of voting power), in which the CEO's family members are the beneficial owners and the voting power is in the hands of the trustee.

34

FINANCIAL INFORMATION

Please see the financial information listed on the cover page of this Form C-AR and attached hereto in addition to the following information. Financial statements are attached hereto as Exhibit A.

Operations

Janover Inc. provides an app that connects borrowers and lenders and was incorporated in Delaware as a corporation on November 28, 2018. The Company was originally formed as Janover Ventures, LLC, a Florida limited liability company and converted to a Delaware corporation on March 9, 2021.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents. As of April 21, 2022, the Company had an aggregate of approximately $1,576,000 in cash and cash equivalents.

Liquidity and Capital Resources

In 2021, the Company completed a Regulation CF offering and issued 327,402 shares of Class A common stock at a value of $1.00 per share for net proceeds of $256,609, including a subscription receivable of $12,781 as of December 31, 2021.

In 2021, the Company initiated another Regulation CF offering. As of December 31, 2021, the Company has issued 49,075 shares of Class A common stock at a value of $1.00 per share for net proceeds of $42,034, including a subscription receivable of $7,042 as of December 31, 2021.

From November to December 2021, the Company issued 959,535 shares of Class A common stock to individual investors for proceeds of $870,000.

The Company currently does not have any additional outside sources of capital other than the proceeds from the Regulation CF Offering.

Capital Expenditures and Other Obligations

The Company does not intend to make any material capital expenditures in the near future.

Valuation

The Company has ascribed no pre-Offering valuation to the Company; the securities are priced arbitrarily.

Material Changes and Other Information

The financial statements are an important part of this Form C-AR and should be reviewed in their entirety. The financial statements of the Company are attached hereto as Exhibit B.

35

Previous Offerings of Securities

We have made the following issuances of securities within the last three years:

In 2021, the Company completed a Regulation CF offering and issued 321,034 shares of Class A common stock at a value of $1.00 per share for net proceeds of $243,567. In 2021, the Company initiated another Regulation CF offering, and as of September 30, 2021 the Company has issued 16,731 shares of Class A common stock at a value of $1.00 per share for proceeds of $16,731.

In August 2021, the Company issued 25,000 shares of Class A common stock for services for a total fair value of $25,000, including proceeds of $250.

From November to December 2021, the Company issued 959,535 shares of Class A common stock to individual investors for proceeds of $870,000.

During the year ended December 31, 2021, the Company incurred additional offering costs of $55,500 pertaining to the equity financings above.

As of December 31, 2021, the Company has 1,361,012 Class A common shares issued and outstanding, and 45,000,000 Class B common shares issued and outstanding.

See the section titled “Capitalization and Ownership” for more information regarding the securities issued in our previous offerings of securities.

TRANSACTIONS WITH RELATED PERSONS AND CONFLICTS OF INTEREST

From time to time the Company may engage in transactions with related persons. Related persons are defined as any director or officer of the Company; any person who is the beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter of the Company; any immediate family member of any of the foregoing persons or an entity controlled by any such person or persons. Additionally, the Company will disclose here any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, to which the issuer was or is to be a party and the amount involved exceeds five percent (5%) of the aggregate amount of capital raised by the issuer in reliance on section 4(a)(6), including the Target Offering Amount of this Offering, and the counter party is either (i) any director or officer of the issuer; (ii) any person who is, as of the most recent practicable date but no earlier than 120 days prior to the date the offering statement or report is filed, the beneficial owner of twenty percent (20%) or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power; (iii) if the issuer was incorporated or organized within the past three years, any promoter of the issuer; or (iv) any member of the family of any of the foregoing persons, which includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships. The term spousal equivalent means a cohabitant occupying a relationship generally equivalent to that of a spouse.

The Company has conducted the following transactions with related persons:

1.	The Company has not yet formalized a compensation arrangement with Mr. Janover or Blake Elliot, Inc. The Company intends to pay Mr. Janover a salary of approximately $120,000 per year for 2022, with the option to pay him commissions and bonuses. This may change subject to an employment agreement. Mr. Janover was paid $92,308 during 2021.
2.	The Company pays the fees for Mr. Janover's executive education program, which will be approximately $45,500 in 2022.
3.	The Company is currently paying Blake Elliot Inc. fees of approximately $250,000 per year. Blake Elliot Inc. is owned and controlled by Mr. Janover. Blake Elliot Inc. was paid $185,766 during 2021.

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EXHIBIT B

FINANCIALS (AUDITED)

(EXHIBIT B TO FORM C-AR)

April 21, 2022

JANOVER INC.

37

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Janover Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Janover Inc., formerly Janover Ventures, LLC (the “Company”) as of December 31, 2021 and 2020, the related statements of operations, stockholders’/members’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ dbbmckennon

We have served as the Company’s auditor since 2020

Newport Beach, California

March 3, 2022

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members’ and Management
of Janover Ventures, LLC

Report on the Financial Statements

We have audited the accompanying financial statements of Janover Ventures, LLC (the “Company”, a Florida limited liability company), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, members’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Janover Ventures, LLC. as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years

/s/ dbbmckennon

Newport Beach, California

February 9, 2021

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JANOVER INC.

(FORMERLY JANOVER VENTURES, LLC)

Balance Sheets

	December 31,
	2021	2020
ASSETS
Current assets:
Cash	$1,707,267	$415,713
Accounts receivable	110,632	42,589
Subscription receivable	19,822	257,513
Prepaid expenses	2,394	5,888
Total current assets	1,840,115	721,703
Intangible assets	16,178	16,178
Other assets	2,394	2,323
Total assets	$1,858,687	$740,204

LIABILITIES AND STOCKHOLDERS' / MEMBERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$82,677	$29,317
Total current liabilities	82,677	29,317
Future equity obligations	1,356,704	844,996
Total liabilities	1,439,381	874,313

Commitments and contingencies (Note 8)

Stockholders' / members' equity (deficit):
Class A common stock, $0.00001 par value, 65,000,000 shares authorized, 1,361,012 and 0 shares issued and outstanding as of December 31, 2021 and 2020, respectively	13	-
Class B common stock, $0.00001 par value, 45,000,000 shares authorized; 45,000,000 and 0 shares issued and outstanding as of December 31, 2021 and 2020, respectively	450	-
Additional paid-in capital	2,426,849	-
Accumulated deficit	(2,008,006)	-
Members' deficit	-	(134,109)
Total stockholders' / members' equity (deficit)	419,306	(134,109)
Total liabilities and stockholders' /members' equity (deficit)	$1,858,687	$740,204

See accompanying notes to these financial statements.

40

JANOVER INC.

(FORMERLY JANOVER VENTURES, LLC)

STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2021	2020
Revenues	$1,981,439	$1,561,183
Operating expenses:
Sales and marketing	1,092,870	656,514
Research and development	280,930	111,153
General and administrative	1,663,258	400,128
Total operating expenses	3,037,058	1,167,795
Income (loss) from operations	(1,055,619)	393,388

Other income (expense):
Change in fair value of future equity obligations	(577,370)	-
Interest expense	(160)	(93,791)
Interest income	1,856	602
Other income	13,759	18,826
Total other income (expenses)	(561,915)	(74,363)
Net income (loss)	$(1,617,534)	$319,025

Weighted average common shares outstanding - basic and diluted	45,383,287
Net loss per common share - basic and diluted	$(0.04)

See accompanying notes to these financial statements.

41

JANOVER INC.

(FORMERLY JANOVER VENTURES, LLC)
STATEMENTS OF STOCKHOLDERS’ / MEMBERS’ EQUITY (DEFICIT)

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated	Members' Deficit	Total Stockholders' / Members'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit	Equity (Deficit)
Balances at December 31, 2019	-	$-	-	$-	$-	$-	$(8,887)	$(8,887)
Contributions	-	-	-	-	-	-	85,000	85,000
Distributions	-	-	-	-	-	-	(529,247)	(529,247)
Net income	-	-	-	-	-	-	319,025	319,025
Balances at December 31, 2020	-	$-	-	$-	$-	$-	$(134,109)	$(134,109)
Distributions	-	-	-	-	-	-	(66,500)	(66,500)
Effect of the conversion (Note 5)	-	-	45,000,000	450	189,413	(390,472)	200,609	-
Issuance of common stock, net of issuance costs	1,336,012	13	-	-	1,120,171	-	-	1,120,184
Shares issued for services	25,000	-	-	-	22,500	-	-	22,500
Stock-based compensation	-	-	-	-	1,094,765	-	-	1,094,765
Net loss	-	-	-	-	-	(1,617,534)	-	(1,617,534)
Balances at December 31, 2021	1,361,012	$13	45,000,000	$450	$2,426,849	$(2,008,006)	$-	$419,306

See accompanying notes to these financial statements.

42

JANOVER INC.

(FORMERLY JANOVER VENTURES, LLC)

STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$(1,617,534)	$319,025
Adjustments to reconcile net income (loss) to net cash provided by (used in)
operating activities:
Shares issued for services	22,500	-
Stock-based compensation	1,094,765	-
Financing costs	-	93,597
Change in fair value of future equity obligations	577,370	-
Changes in operating assets and liabilities:
Accounts receivable	(68,043)	(20,254)
Prepaid expenses	3,494	(5,888)
Other assets	(71)	(2,323)
Accounts payable	53,360	(21,351)
Net cash provided by operating activities	65,841	362,806
Cash flows from investing activities:
Purchase of intangible assets	-	(16,178)
Net cash used in investing activities	-	(16,178)
Cash flows from financing activities:
Proceeds from future equity obligations, net of financing fees	191,851	493,886
Issuance of common stock, net of issuance costs	1,100,362	-
Subscription receivable	-	-
Member contributions	-	85,000
Member distributions	(66,500)	(529,247)
Net cash provided by financing activities	1,225,713	49,639
Net increase in cash	1,291,554	396,267
Cash at beginning of year	415,713	19,446
Cash at end of year	$1,707,267	$415,713

Supplemental disclosure of cash flow information:
Cash paid for interest	$160	$195

Supplemental disclosure of non-cash financing activities:
Subscription receivable for future equity obligations	$-	$257,513
Subscription receivable for sale of common shares	$19,822	$-

See accompanying notes to these financial statements.

43

JANOVER INC.

(FORMERLY JANOVER VENTURES, LLC)

NOTES TO FINANCIAL STATEMENTS

1.	NATURE OF OPERATIONS

Janover Inc. (“Janover” or the “Company”) was originally formed as Janover Ventures, LLC on November 28, 2018 in the State of Florida as a limited liability company and converted to a corporation, incorporated in the State of Delaware on March 9, 2021. The Company provides technology connection to businesses and commercial property owners and lenders. The Company is headquartered in Boca Raton, Florida.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("GAAP"). The Company’s fiscal year is December 31.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, revenue recognition, valuation of future equity obligations and stock-based compensation The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. At December 31, 2021 and 2020, the Company’s cash and cash equivalents were held at one accredited financial institution.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•	Level 1—Quoted prices in active markets for identical assets or liabilities.

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•	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.
•	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of the Company’s accounts receivable, prepaid expenses and accounts payable approximate their fair values due to the short-term nature of these assets and liabilities.

The Company determined that the face value of future equity obligations approximate their fair value (see Note 4).

Accounts Receivable

Accounts receivable are derived from services delivered to customers and are stated at their net realizable value. Each month, the Company reviews its receivables on a customer-by-customer basis and evaluates whether an allowance for doubtful accounts is necessary based on any known or perceived collection issues. Any balances that are eventually deemed uncollectible are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of December 31, 2021 and 2020, the Company determined there was no allowance for doubtful accounts necessary.

Intangible Assets

Intangible assets represent various domain names the Company purchased. The Company owns the domain names indefinitely.

Revenue Recognition

The Company accounts for revenue under ASC 606, Revenue from Contracts with Customers. The Company determines revenue recognition through the following steps:

•	Identification of a contract with a customer;
•	Identification of the performance obligations in the contract;
•	Determination of the transaction price;
•	Allocation of the transaction price to the performance obligations in the contract; and
•	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Company derives its revenue primarily from referral and advisory fees. Revenue is recognized when performance obligations under the terms of a contract with a customer are satisfied and the promised services have transferred to the customer. The Company's services are generally transferred to the customer at a point in time, which is when the underlying lending transaction has closed and successfully funded. The Company may act as an agent for both lenders and borrowers.

Advertising and Promotion

Advertising and promotional costs are expensed as incurred. Advertising expenses were approximately $213,000 and $175,000 for the year ended December 31, 2021 and 2020, respectively, which are included in sales and marketing expenses.

Research and Development Costs

Research and development costs include costs to develop and refine technological processes used to carry out business operations, including personnel costs for website and software design and development functions and related software and hosting costs. Research and development costs charged to expense for year ended December 31, 2021 and 2020 were $280,930 and $111,153, respectively.

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Concentrations

The Company had five customers which accounted for 73% (19%, 18%, 14%, 12% and 11%) of accounts receivable as of December 31, 2021. The Company had one customer which accounted for 68% of accounts receivable as of December 31, 2020. During the year ended December 31, 2021, two customers accounted for 50% and 24% of the Company’s revenues. During the year ended December 31, 2020, two customers accounted for 14% and 12% of the Company’s revenues.

Future Equity Obligations

The Company has issued Simple Agreements for Future Equity (“SAFEs”) in exchange for cash financing. These funds have been classified as long-term liabilities. (See Note 4).

The Company has accounted for its SAFE investments as liability derivatives under the FASB’s ASC section 815-40 and ASC section 815-10. If any changes in the fair value of the SAFEs occur, the Company will record such changes through earnings, under the guidance prescribed by ASC 825-10.

Offering Costs

The Company complies with the requirements of ASC 340, Other Assets and Deferred Costs, with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs pertaining to future equity obligations are charged to interest expense upon completion of an offering.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation - Stock Compensation. The Company measures all stock-based awards granted to employees, directors and non-employee consultants based on the fair value on the date of the grant and recognizes compensation expense for those awards over the requisite service period, which is generally the vesting period of the respective award. For awards with service-based vesting conditions, the Company records the expense for using the straight-line method. For awards with performance-based vesting conditions, the Company records the expense if and when the Company concludes that it is probable that the performance condition will be achieved.

The Company classifies stock-based compensation expense in its statement of operations in the same manner in which the award recipient’s costs are classified.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The Company is a private company and lacks company-specific historical and implied volatility information for its stock. Therefore, it estimates its expected stock price volatility based on the historical volatility of publicly traded peer companies and expects to continue to do so until such time as it has adequate historical data regarding the volatility of its own traded stock price. The expected term of the Company’s stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that the Company has never paid cash dividends on common stock and does not expect to pay any cash dividends in the foreseeable future. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

Income Taxes

Prior to the conversion as described in Note 1, the Company was a limited liability company and was treated as a disregarded entity for federal income tax purposes. Accordingly, under the Internal Revenue Code, all taxable income or loss flowed through to its members. Therefore, no provision for income tax had been recorded in the accompanying financial statements. Income from the Company was reported and taxed to the members on their individual tax returns.

Upon conversion to a corporation, the Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

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Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities are anti-dilutive as of December 31, 2021, diluted net loss per share is the same as basic net loss per share. As of December 31, 2021, potentially dilutive securities included the Company’s outstanding stock options (see Note 5). As of December 31, 2021, there were an indeterminable number of shares that were potentially dilutive based on the Company’s outstanding future equity obligations (see Note 4).

Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact on its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

3.	FAIR VALUE MEASUREMENTS

The Company’s financial assets and liabilities subject to fair value measurements on a recurring basis and the level of inputs used for such measurements were as follows:

	Fair Value Measurements as of December 31, 2021 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
Future equity obligations	$-	$-	$1,356,704	$1,356,704
	$-	$-	$1,356,704	$1,356,704

	Fair Value Measurements as of December 31, 2020 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
Future equity obligations	$-	$-	$844,996	$844,996
	$-	$-	$844,996	$844,996

The Company measures the future equity obligations at fair value based on significant inputs not observable in the market, which causes it to be classified as a Level 3 measurement within the fair value hierarchy. The valuation of the future equity obligations uses assumptions and estimates the Company believes would be made by a market participant in making the same valuation. The Company assess these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained. Changes in the fair value of the future equity obligations related to updated assumptions and estimates are recognized within the statements of operations.

The future equity obligations may change significantly as additional data is obtained, impacting the Company’s assumptions regarding probabilities of outcomes used to estimate the fair value of the liability. In evaluating this information, considerable judgment is required to interpret the data used to develop the assumptions and estimates. The estimates of fair value may not be indicative of the amounts that could be realized in a current market exchange. Accordingly, the use of different market assumptions and/or different valuation techniques may have a material effect on the estimated fair value amounts, and such changes could materially impact the Company’s results of operations in future periods.

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The Company utilized a probability-weighted average approach based on the estimated market value of the underlying securities and the potential settlement outcomes of the future equity obligations, including a liquidity event or future equity financing as well as other settlement alternatives. Both the market value of the underlying securities and the probability of the settlement outcomes include unobservable Level 3 inputs.

The following table presents changes in Level 3 liabilities measured at fair value for the years ended December 31, 2021 and 2020:

Future Equity Obligations
Balance, December 31, 2019	$-
Issuance of future equity obligations	844,996
Balance, December 31, 2020	844,996
Return of future equity obligations	(65,662)
Change in fair value	577,370
Balance, December 31, 2021	$1,356,704

During the year ended December 31, 2020, the Company has determined that the face value of the future equity obligations approximate the fair value and no change in fair value to the future equity obligations was recorded. During the year ended December 31, 2021, the changes in the fair value resulted from an adjustment to these valuations and estimates made to the probability of the various outcomes.

4.	FUTURE EQUITY OBLIGATIONS

In 2020, the Company initiated a Regulation Crowdfunding (“Regulation CF”) offering of Crowdfunding Simple Agreement for Future Equity (“Crowd SAFE”) securities. Each Crowd SAFE agreement, which provides the right of the investors to future equity in the Company, are subject to a valuation cap of $20,000,000.

If there is an equity financing of at least $2,000,000 in gross proceeds before the instrument expires or is terminated, the Company may either continue the term of the Crowd SAFE without conversion, or issue to the investor a number of units of the CF Shadow Series, as applicable, sold in the equity financing. The CF Shadow Series represent the same type of equity interests sold (preferred or common securities) in the equity financing, however members in the Shadow Series shall have no voting rights. The number of units of the CF Shadow Series equal the purchase amount divided by the Conversion Price. The Conversion Price is equivalent to a) the Safe Price, defined as the valuation cap divided by the number of dilutive units outstanding, or b) the Discount Price, which is the price per unit of the equity interests sold with a discount rate of 10%; whichever calculation results in a greater number of equity interests. If the Company continues the term of the Crowd SAFE after the initial equity financing, and another equity financing occurs before the termination of the instrument, the Company may further continue the term of the Crowd SAFE or may issue the investor a number of units of the CF Shadow Series equal to the purchase amount by the first equity financing price.

If there is a liquidation event before the expiration or termination of the SAFE agreement, the investor will at its option either a) receive a cash payment equal to the purchase amount or b) automatically receive from the Company a number of shares of units equal to the purchase amount divided by the Liquidity Price ($20,000,000 valuation cap dividend by the number of dilutive units outstanding), if the investor fails to select the cash option. Thereafter the SAFE agreement will terminate. In connection with a cash payment through a liquidity event, if there are not enough funds to pay the investors of the SAFE agreements in full, funds will be distributed pro-rata based on the purchase amounts. In a dissolution event, SAFE Agreement holders will be paid out of remaining assets with equal priority to holders of common securities, subject to preferences of any series of preferred securities.

Financing costs, which include commissions to the Regulation CF portal and other costs of the offering, were recognized as a discount to the Crowd SAFEs and immediately accreted to face value.

In 2021, the Company entered into a SAFE with an individual investor for $50,000 under the same terms as the Crowd SAFEs above. Furthermore, the Company recorded a return of SAFEs previously committed as of December 31, 2020 for $115,662.

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As of December 31, 2021 and 2020, the fair value of SAFEs were $1,356,704 and $844,996, respectively.

5.	STOCKHOLDERS’ EQUITY (DEFICIT)

Limited Liability Company to Corporation Conversion

As of December 31, 2020, the Company had 20,000,000 voting units and 20,000,000 non-voting units authorized, of which 19,000,000 voting units were issued and outstanding. Upon the conversion to a corporation on March 9, 2021, the voting units were converted to 45,000,000 Class B common shares and the non-voting units were converted into Class A common shares. The Company’s member’s deficit balance was converted into $189,413 in additional paid-in capital and $390,472 in accumulated deficit.

Common Stock

As of December 31, 2021, the Company’s certificate of incorporation authorized the Company to issue a total of 110,000,000 shares of common stock, $0.00001 par value, of which 65,000,000 shares are designated as Class A common stock and 45,000,000 shares are designated as Class B common stock.

Class A common stock is not entitled to any votes on any matter that is submitted to a vote of stockholders, except as required by Delaware Law. Holders of Class A common stock have no preemptive, subscription or other rights, and there are no redemption or sinking fund provisions applicable to Class A common stock.

Class B common stock will be entitled to one vote for each share thereof held at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken, or any written consent of stockholders is solicited. The holders of the Class B common stock shall be entitled to elect, remove, and replace all directors of the Company.

Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. Holders of our Class B common stock have no preemptive, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our Class B common stock.

Class A common stock and the Class B common stock shall be entitled to receive, on a pari-passu basis, when and as declared by the Board of Directors, out of any assets of the Company legally available therefore, such dividends as may be declared from time to time by the Board of Directors.

In 2021, the Company completed a Regulation CF offering and issued 327,402 shares of Class A common stock at a value of $1.00 per share for net proceeds of $256,609, including a subscription receivable of $12,781 as of December 31, 2021.

In 2021, the Company initiated another Regulation CF offering. As of December 31, 2021, the Company has issued 49,075 shares of Class A common stock at a value of $1.00 per share for net proceeds of $42,034, including a subscription receivable of $7,042 as of December 31, 2021.

In August 2021, the Company issued 25,000 shares of Class A common stock for services for a total fair value of $25,000.

From November to December 2021, the Company issued 959,535 shares of Class A common stock to individual investors for proceeds of $870,000.

During the year ended December 31, 2021, the Company incurred additional offering costs of $55,500 pertaining to the equity financings above.

As of December 31, 2021, the Company has 1,361,012 Class A common shares issued and outstanding, and 45,000,000 Class B common shares issued and outstanding.

Janover Ventures LLC Equity Incentive Plan

In January 2020, the Company adopted the Janover Ventures LLC Equity Incentive Plan (“2020 Plan”) which provided for the grant of equity incentive shares to employees, independent contractors and advisors. The number of shares authorized by the 2020 Plan was 2,000,000 shares as of December 31, 2020. Equity incentive shares were awarded to participants in the sole discretion of the Manager.

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Unless specified otherwise, 25% of the equity inventive shares were to vest immediately upon the grant, and the remaining tranches shall were to vest over the next three anniversaries of the award grant. Equity incentive shares immediately vested upon a terminating capital transaction. Equity incentive shares were to participate in all distributions of net proceeds from a terminating capital transaction based on their pro-rata ownership of the Company’s dilutive securities outstanding. Holders of equity incentive shares were not entitled to share in any other distributions made by the Company to its members.

During the year ended December 31, 2020, the Company granted 650,000 equity incentive shares to participants, of which 97,500 unvested shares had terminated. As of December 31, 2020, there were 552,000 shares outstanding and 162,500 shares had vested.

The Company utilized a discounted cash flow approach to determine the value of the equity incentive shares and determined the grant-date fair value per unit to be $0.74. Management concluded that a terminating capital transaction was not probable as of December 31, 2020, and therefore no compensation expense was recorded for the equity incentive shares.

Upon the Company’s conversion to a corporation, the Company’s 2020 Plan was converted into a newly formed equity incentive plan and all equity incentive shares were extinguished (see below).

Janover Inc. 2021 Equity Incentive Plan

In November 2021, the Board of Directors adopted the Company’s 2021 Equity Incentive Plan (the “2021 Plan”), effective as of November 1, 2021. The 2021 Plan provides for the grant of the following types of stock awards: (i) incentive stock options, (ii) nonstatutory stock options, (iii) stock appreciation rights, (iv) restricted stock awards, (v) restricted stock unit awards and (vi) other stock awards. The 2021 Plan is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any affiliate and provide a means by which the eligible recipients may benefit from increases in value of the common stock. The Board will administer the 2021 Plan until a Compensation Committee is established. The Board reserved 4,500,000 shares of Class A common stock issuable upon the grant of awards. Stock options comprise all of the awards granted since the 2021 Plan’s inception. As of December 31, 2021, there were 1,883,000 shares available for grant under the 2021 Plan and the Company has granted 2,167,000 non-qualified stock options to purchase Class A common stock with exercise prices between $0.01 and $0.90 that expire ten years from the date of grant.

A summary of information related to stock options for the years ended December 31, 2021 and 2020 is as follows:

	Options	Weighted Average Exercise Price	Intrinsic Value
Outstanding as of Dececember 31, 2020	-	$-	$-
Granted	2,617,000	0.23
Exercised	-	-
Forfeited	-	-
Outstanding as of December 31, 2021	2,617,000	$0.23	$1,765,721
Exercisable as of December 31, 2020	-	$-	$-
Exercisable as of December 31, 2021	1,257,250	$0.17	$928,918

December 31, 2021
Weighted average grant-date fair value of options granted during year	$0.75
Weighted average duration (years) to expiration of outstanding options at year-end	9.86

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The following table presents, on a weighted average basis, the assumptions used in the Black-Scholes option-pricing model to determine the grant-date fair value of stock options granted:

Year Ended
December 31,
2021
Risk-free interest rate	1.26%
Expected term (in years)	5.50
Expected volatility	35.00%
Expected dividend yield	0%

The total grant-date fair value of the options granted during the year ended December 31, 2021, was $1,962,750. Stock-based compensation expense of $1,094,765 was recognized for the year ended December 31, 2021. Total unrecognized compensation cost related to non-vested stock option awards amounted to $856,645 as of December 31, 2021, which will be recognized over a weighted average period of 2.0 years.

Stock-based compensation, including options and shares issued for services was classified in the statements of operations as follows:

Year Ended
December 31,
2021
Sales and marketing	$330,314
Research and development	28,870
General and administrative	758,081
$1,117,265

6.	INCOME TAXES

As of December 31, 2021, the Company had nominal net operating loss carryforwards available to offset future taxable income, which may be carried forward indefinitely. As a result, the Company also had nominal deferred tax assets. The Company’s ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income.

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to taxable losses for the year ended December 31, 2021 due to potential future losses that may exist as the Company plans to scale its operations. During the year ended December 31, 2021, deferred tax assets were calculated using the Company’s combined effective tax rate, which it estimated to be 21.0%. The effective rate is reduced to 0% due to the full valuation allowance on its net deferred tax assets.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception, other than minimum state tax. The Company is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year and any year thereafter remain open to examination.

7.	RELATED PARTY TRANACATIONS

Prior to the conversion to a corporation, the founder and Chief Executive Officer had control over 100% of the outstanding units and membership of the Company, and accounted for all contributions and distributions within members’ deficit. Upon the conversion, the founder and Chief Executive Officer’s outstanding units were converted into Class B common shares.

During the year ended December 31, 2021, the Company incurred $185,766 fees to an entity owned by the Chief Executive Officer for compensation. The amounts are included in general and administrative expenses in the statements of operations.

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8.	COMMITMENTS AND CONTINGENCIES

Contingencies

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

9.	SUBSEQUENT EVENTS

In January 2022, the Company granted 225,000 non-qualified stock options to purchase Class A common stock with exercise prices between $0.80 and $1.00 that expire ten years from the date of grant.

In February 2022, the Company entered into a lease for office space. The lease expires in March 2025 with monthly base rent is ranging from approximately $4,000 to $4,700.

Management has evaluated subsequent events through March 3, 2022, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

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